As filed with the Securities and Exchange Commission on October 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

FARMMI, INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Fl 1, Building No. 1, 888 Tianning Street, Liandu District

Lishui, Zhejiang Province

People’s Republic of China 323000

+86-0578-82612876 — telephone

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

28 Liberty St.

New York, NY 10005

+1-212-894-8940 — telephone

(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Anthony W. Basch, Esq.

Yan (Natalie) Wang, Esq.

Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 East Cary Street

Richmond, Virginia 23219

+1-804-771-5700 — telephone

+1-888-360-9092 — facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated October 29, 2024

Up to 12,874,377 Ordinary Shares

FARMMI, INC.

This prospectus relates to the resale, from time to time, by the selling shareholders (the “Selling Shareholders”) identified in this prospectus under the caption “Selling Shareholders,” of up to 12,874,377 ordinary shares, par value $0.20 per share (the “Shares”), of Farmmi, Inc., issuable upon the exercise of Series A warrants to purchase ordinary shares (the “Series A Warrants” or the “Warrants”), including ordinary shares that may become issuable pursuant to certain anti-dilution adjustments described more fully in the Series A Warrants.

We are registering the Shares on behalf of the Selling Shareholders to be sold by them from time to time. We are not selling any ordinary shares under this prospectus and will not receive any proceeds from the sale of Shares by the Selling Shareholders. We may receive cash proceeds equal to the total exercise price of the Warrants, to the extent that the Warrants are exercised using cash. The initial exercise price of each Warrant is $0.75 per ordinary share, subject to adjustments upon the occurrence of certain events and reset as set forth in the Warrant. See “Use of Proceeds.”

The Selling Shareholders may sell the Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The Shares may be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “FAMI”. On October 28, 2024, the last reported sale price of our Ordinary Shares was $0.375 per share. There is no established market for the Warrants and we do not intend to apply to list the Warrants on any securities exchange or other nationally recognized trading system.

We are not a Chinese operating company but a Cayman Islands holding company with operations primarily conducted by our subsidiaries established in the People’s Republic of China (“PRC” or “China”). Therefore, investing in our securities being offered pursuant to this prospectus involves unique and a high degree of risk. You should carefully read and consider the risk factors beginning on page 28 of this prospectus and the risk factors described in the periodic and other reports we file with the Securities and Exchange Commission for more information before you make your investment decision.

The securities offered in this offering are of the offshore holding company, Farmmi, Inc. (the “Company”), which owns equity interests, directly or indirectly, of the operating subsidiaries. As a holding company with no material operations of its own, the vast majority of the Company’s business is conducted by our PRC subsidiaries with a small portion operated by our non-PRC subsidiaries. Investor of our securities will not and may never have direct ownership in our subsidiaries based in China. This holding structure involves unique risks to investors that the PRC government could disallow our holding company structure, which would result in a material change in our operations and the value of such securities could significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in China” starting on page 29 of this prospectus. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “Farmmi,” “FAMI,” “we,” “us,” “Company,” or “our,” refers to Farmmi, Inc., a Cayman Islands holding company. “PRC Subsidiaries” refer to our subsidiaries incorporated in mainland China; “Hong Kong Subsidiary” refers to our subsidiary incorporated in Hong Kong. We may also refer to all of our subsidiaries, “Subsidiaries.”

2

Historically a portion of our business had been conducted through a series of contractual arrangements with Hangzhou Nongyuan Network Technology Co., Ltd. (“Nongyuan Network,” the “consolidated entity” or “VIE”), a PRC company that we did not hold any equity interest. Such structure and the contractual arrangements, or VIE agreements, were designed to enable our PRC subsidiaries to control and direct business activities of Nongyuan Network and receive economic benefits from it where PRC law prohibited, restricted or imposed conditions on direct foreign investment in such entity. During the previous three fiscal years, we and our subsidiaries were the primary beneficiary of Nongyuan Network for accounting purposes and the financial results of Nongyuan Network were consolidated with ours under the generally accepted accounting principles in the United States (the “U.S. GAAP”). Following the sales of all the equity of our wholly owned subsidiaries, Zhejiang Farmmi Agricultural Science and Technology Group Co., Ltd. (“Farmmi Agriculture”) and its parent holding company, in January 2024, the VIE agreements and arrangements with Nongyuan Network were sold together with other assets of Farmmi Agriculture and as a result, we will no longer consolidate the operation and financial results of Nongyuan Network. For a description of the historical VIE contractual arrangements, see “Corporate Structure — Historical Contractual Arrangements for E-Commerce Operations and Recent Development” starting on page 14 of this prospectus. While our current corporate structure does not contain any VIE and we have no intention establishing any VIEs in the future, if PRC laws and regulations change, or the interpretation or enforcement of PRC laws and regulations changes and the VIE structure is retroactively disallowed, we and our PRC subsidiaries could be subject to severe penalties or other adverse consequences, which could materially and adversely affect our financial condition and results of operations, and our securities may decline significantly in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China” starting on page 29 of this prospectus.

We are subject to legal and operational risks associated with being based in and having the majority of the Company’s operations in the PRC. Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the Company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. The Chinese government may intervene or influence the operation of our PRC operating entities and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ordinary shares. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business through our subsidiaries in China and may intervene in or influence the operations of our subsidiaries at any time, which could result in a material change in our operations and cause the value of our ordinary shares to significantly decline or become worthless” beginning on page 17 and page 30.

Recently the PRC government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly released the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities and to strengthen the supervision over overseas listings by Chinese companies. Effective measures such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of overseas listed companies, and cybersecurity and data privacy protection requirements. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future.

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On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, issued the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. The CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. These CSRC regulations, collectively referred to as the Overseas Listing Rules, took effect on March 31, 2023. Under these rules, a company established in mainland China seeking securities offering and listing, by both direct or indirect means, in an overseas market is required to undertake filing procedures with the CSRC for its overseas offering and listing activities. The Trial Measures also set forth a list of circumstance under which overseas offering and listing by domestic companies established in mainland China is prohibit, including: (i) where such securities offering and listing is explicitly prohibited by the PRC laws; (ii) where the intended securities offering and listing may endanger national security as reviewed and determined by competent PRC authorities under the State Council in accordance with PRC laws; (iii) where the domestic company established in mainland China, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three (3) years; (iv) where the domestic company established in mainland China seeking securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (v) where there are material ownership disputes over equity held by the controlling shareholder of the company established in mainland China or by other shareholders that are controlled by the controlling shareholder and/or actual controller. In accordance with the Trial Measures, the listing and trading of our ordinary shares on Nasdaq is deemed as an indirect overseas listing and trading by domestic companies established in mainland China, and thus, we are subject to the Overseas Listing Rules and the relevant filing procedures. Our PRC counsel, Zhejiang Zhengbiao Law Firm, has confirmed, as of the date of this prospectus, none of the circumstances prohibiting the overseas offering and listing by domestic companies applies to us, and we can offer and continue to list our ordinary shares on Nasdaq. Pursuant to the Notice, we are deemed as an “Existing Issuer” because we had been listed overseas before March 31, 2023 and are not required to undertake the initial filing procedure immediately. We, however, must complete filing procedures as required in a timely manner for the subsequent events, including any follow-up offerings, dual and/or secondary offering and listing on different overseas markets, and occurrence of material events including change of control, investigations or sanctions imposed by overseas securities regulatory authorities, and voluntary or mandatory delisting. If we or our PRC Subsidiaries fail to undertake filing procedures as stipulated in the Trial Measures, or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us and/or our PRC Subsidiaries, and impose a fine of between RMB 1,000,000 and RMB 10,000,000. The CSRC may also inform its regulatory counterparts in the overseas jurisdictions, such as the SEC, via cross-border securities regulatory cooperation mechanisms. Further, on February 24, 2023, the CSRC, together with Ministry of Finance, National Administration of State Secrets Protection, and National Archives Administration of China, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality Provisions”). Under the Confidentiality Provisions, domestic companies established in mainland China seeking overseas offering and listing, by both direct and indirect means, are required to institute a sound confidentiality and archives system. If such domestic companies established in mainland China intend to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or secrets of government agencies, they shall obtain approval from competent authorities and complete the relevant filing procedure with the competent secrecy administrative department prior to their disclosure or provision of such documents and materials. If they provide or publicly disclose documents and materials which may adversely affect national security or public interests, they shall strictly follow the corresponding procedures in accordance with relevant laws and regulations. Any failure or perceived failure to comply with the above confidentiality and archives administration requirements under the Confidentiality Provisions and other relevant PRC laws and regulations may cause relevant entities to be held legally liable, including criminal liability. As of the date of this prospectus, we believe that none of our PRC subsidiaries or their operations have had access to any documents or materials involving state secrets or work secrets of PRC government agencies, nor have we and our subsidiaries have provided to any person or disclosed any such documents or information. Any failure of us or our mainland China subsidiaries to fully comply with the Overseas Listing Rules and/or the Confidentiality Provisions, may significantly limit or completely hinder our ability to offer or continue to list our ordinary shares on Nasdaq, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. See “Risk Factor — Risks Related to Doing Business in China — We are required to complete filing procedures with the CSRC in connection with securities issuance and may be subject to approval, filing or other procedures with other Chinese regulatory authorities in connection with securities offerings under PRC law, and  we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures” beginning on page 17 and page 31.

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We or our subsidiaries may also be subject to PRC laws relating to the use, sharing, retention, security and transfer of confidential and private information, such as personal information and other data. On November 14, 2021, the Cyberspace Administration of China (“CAC”) released the Regulations on the Network Data Security Management (Draft for Comments), or the Data Security Management Regulations Draft. Pursuant to the draft regulation, data processors holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. Data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. According to the latest amended Cybersecurity Review Measures, which was promulgated on November 16, 2021 and became effective on February 15, 2022, an online platform operator holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we or our Subsidiaries file for approval for this offering. We don’t believe that we or any of our subsidiaries will be subject to either the amended Cybersecurity Review Measures or the Data Security Management Regulations Draft since none of us hold more than one million users/users’ individual information. However, it is uncertain how the above-mentioned new laws or regulations will be interpreted or implemented, and whether it will affect us. Since these regulations are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the business and operations of our PRC subsidiaries, their ability to accept foreign investments, and our ability to continue to list or offer securities on an U.S. exchange. See “Risk Factors — Risks Related to Doing Business in China — “Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” beginning on page 17 and page 29.

In addition, the Chinese government has recently strengthened its anti-monopoly regulation and enforcement. In 2011, the State Council promulgated the Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or Circular 6, and MOFCOM issued related implementation regulations, officially establishing a security review system for mergers and acquisitions of domestic enterprises by foreign investors. In July 2021, the Cyberspace Administration of China (“CAC”) opened cybersecurity probes into several U.S.-listed technology companies focusing on anti-monopoly regulation and those companies’ practice to collect, store, process and transfer data. On June 24, 2022, the Standing Committee of the National People’s Congress adopted the amended Anti-Monopoly Law, which increases the fines for illegal concentration of business operators. On February 7, 2021, the Anti-Monopoly Committee of the State Council promulgated the Anti-monopoly Guidelines for the Platform Economy Sector, or the Anti-monopoly Guideline, aiming to improve anti-monopoly administration on online platforms and specifically prohibit certain acts of the platform economy operators that may have the effect of eliminating or limiting market competition. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. stock exchange because neither the Company nor its PRC subsidiaries have engaged in monopolistic acts that are subject to these statements or regulatory actions.

As a holding company, we may rely upon dividends paid to us by our subsidiaries in the PRC or elsewhere to pay dividends and to finance any debt we may incur. As of the date of this prospectus, none of our subsidiaries has issued any dividends or distributions to us and we have not made any dividends or distributions to our shareholders. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in our business. Under Cayman Islands law, we may pay a dividend on our shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business. If we determine to pay dividends, as a holding company, we will be dependent primarily on receipt of funds from our subsidiaries in PRC through our Hong Kong subsidiary.

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Current PRC regulations permit our subsidiaries in mainland China to pay dividends to us or our Hong Kong subsidiary only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under our current corporate structure, we rely on dividend payments or other distributions from our subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If any subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. In addition, under PRC laws and regulations, each of our subsidiaries in mainland China is required to set aside a portion of their net income each year to fund a statutory surplus reserve until such reserve reaches 50% of its registered capital. This reserve is not distributable as dividends. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of its net assets to us in the form of dividends, loans or advances. Further, the PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive funds from our subsidiaries, we may be unable to pay cash dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC resident enterprise. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong resident enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong resident enterprise must directly hold no less than 25% share ownership in a PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot be certain that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to our Hong Kong subsidiary. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiary intends to apply for the tax resident certificate when our subsidiaries in mainland China plan to declare and pay dividends to their Hong Kong parent companies.

As an offshore holding company, we will be permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to our subsidiaries in China only through loans or capital contributions, subject to the satisfaction of the applicable government registration and approval requirements. Before providing loans to our PRC subsidiaries, we will be required to make filings about details of the loans with the State Administration of Foreign Exchange of the PRC (the “SAFE”) in accordance with relevant PRC laws and regulations. Our PRC subsidiaries that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations. Under regulations of the SAFE, Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made.

For the six months ended March 31, 2024, we provided working capital loans of $151.5 million in aggregate to our subsidiaries. For the year ended September 30, 2023, we provided working capital loans of $151.7 million in aggregate to our subsidiaries. For the fiscal years ended September 30, 2022, we provided working capital loans of $140.4 million in aggregate to our wholly owned subsidiaries. For the fiscal years ended September 30, 2021, we provided working capital loans of $132.9 million in aggregate to our wholly owned subsidiaries.

We have not declared or paid any cash dividends, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. As of the date of this prospectus, we do not anticipate any difficulties on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funds and how such funds are transferred.

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Our ordinary shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the PCAOB determines it is unable to inspect or investigate completely our auditors for two consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, YCM CPA Inc., headquartered in Irvine, California, has been inspected by the PCAOB on a regular basis. Our auditor was not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that were subject to PCAOB’s determination. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Notwithstanding the foregoing, in the future, if it is determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditor’s audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange or “over-the-counter” markets, may be prohibited under the HFCAA. See “Risk Factors — Our shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years” for more information.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the risk factors beginning on page 28 of this prospectus, as well as those included in the periodic and other reports we file with the Securities and Exchange Commission before you make your investment decision.

Neither the Securities and Exchange Commission, any United States state securities commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2024

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This prospectus describes the general manner in which the Selling Shareholders may offer from time to time up to an aggregate of 12,874,377 ordinary shares issuable upon the exercise of the  Series A Warrants, including ordinary shares that may become issuable pursuant to certain anti-dilution adjustments. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Ordinary Shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of ordinary shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Except as otherwise indicated by the context, references in this prospectus to:

•	“Farmmi,” “FAMI,” “we,” “our,” “our company,” the “company” and “us” are to Farmmi, Inc., a Cayman Islands exempted company;

•	Farmmi International Limited, a Hong Kong limited company (“Farmmi International” when individually referenced), which is a wholly owned subsidiary of FAMI;

•	Farmmi Canada Inc. (“Farmmi Canada”), a Canadian company and a wholly owned subsidiary of FAMI;

•	Farmmi USA Inc (“Farmmi US”), a California corporation and a wholly owned subsidiary of FAMI;

•	“PRC subsidiaries” are to our subsidiaries established in mainland China, including:

•	Farmmi (Hangzhou) Enterprise Management Co., Ltd

•	Lishui Farmmi E-Commerce Co., Ltd.

•	Zhejiang Farmmi Food Co., Ltd.

•	Zhejiang Farmmi Biotechnology Co., Ltd.

•	Zhejiang Farmmi Agricultural Supply Chain Co., Ltd.

•	Zhejiang Yitang Medical Service Co., Ltd.

•	Zhejiang Yiting Medical Technology Co., Ltd.

•	Farmmi (Hangzhou) Health Development Co., Ltd.

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•	Zhejiang Farmmi Healthcare Technology Co., Ltd.

•	Jiangxi Xiangbo Agriculture and Forestry Development Co. Ltd.

•	Yudu County Yada Forestry Co., Ltd.

•	Guoning Zhonghao (Ningbo) Trade Co., Ltd.

•	Zhejiang Farmmi Ecological Agricultural Technology Co., Ltd.

•	Zhejiang Suyuan Agricultural Technology Co., Ltd

•	Ningbo Farmmi Baitong Trade Co., Ltd

•

“Farmmi Agricultural” are to Zhejiang Farmmi Agricultural Science and Technology Group Co., Ltd., a PRC company and a wholly owned subsidiary of Farmmi Holding, which was a wholly foreign owned enterprise, or our “WFOE,” before January 2024;

•

“Nongyuan Network” or “VIE” are to Hangzhou Nongyuan Network Technology Co., Ltd., a PRC company which was a consolidated affiliated entity whose financial statements were included in our consolidated financial statements for the 2023 and prior fiscal years as a result of a series of agreements;

•	“China” and “PRC” are to the People’s Republic of China, and for purposes of this prospectus, are also to mainland China;

•	“RMB,” “Renminbi” and “¥” are to the legal currency of China; and

•	“USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States.

Our fiscal year end is September 30. References to a particular “fiscal year” are to our fiscal year ended September 30 of that calendar year.

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 ABOUT FARMMI, INC.

FAMI is not a PRC operating company but a holding company incorporated in the Cayman Islands. As a holding company, we own equity interests, directly or indirectly, in our subsidiaries based in mainland China, Hong Kong, Canada and the U.S. The vast majority of the business operations are conducted by our subsidiaries based in mainland China.

Investors in FAMI’s securities are not purchasing an equity interest in our operating subsidiaries in China, Canada and the U.S. but instead are purchasing an equity interest in a Cayman Islands holding company.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2023 Annual Report and our other SEC reports.

Overview

Through our PRC subsidiaries, we process and sell edible fungi and other agricultural products both in China and internationally. Our business has historically been focused on the processing and sales of a variety of mushrooms, edible fungi and other agricultural products. In the recent years, in response to the market demand, our product sales have more evenly divided among Shiitake mushrooms, Mu Er mushrooms, and bulk trading of agricultural products, such as cotton and corn.

Our PRC subsidiaries sell most of the products to distributors in China, which then sell in China and internationally. For the year ended September 30, 2023, approximately 99.4% of our products are sold in China and 0.6% outside mainland China, including in the U.S., Japan, Canada, and other countries and regions. Our subsidiaries had previously sold products through e-commerce platforms operated by Nongyuan Network and third party e-commerce service providers. Most of our e-commerce operations had been closed as of January 2023 to reduce the operating costs and expenses given the low profit margins generated.

The product sales agreements with major distributors of our products generally provide that payment is due upon receipt of a value-added tax invoice, and the customer should make the payment by bank’s acceptance bill or wire transfer. Delivery is made at our factory and the customer is responsible for the cost of transportation. Products are deemed to be accepted upon receipt unless the customer rejects the delivery. Our cooperation with other domestic sale distributors is similar, except the delivery is made at the distributor’s warehouse. For new distributors, we may require full payment before we deliver the products to them.

Our subsidiaries supply products indirectly to foreign customers, such as supermarkets or food companies, through distributors in China. Our agreements with these Chinese distributors provide that payment is due upon receipt of a value-added tax invoice and a copy of bill of lading, and the distributor should make the payment by wire transfer. Our products are required to meet the export requirements. Delivery is completed at a warehouse designated by the Chinese distributor, and we are responsible for the cost of transportation from our warehouse to the warehouse designated by the Chinese distributor. Products are deemed to be accepted upon receipt unless the foreign customers raise objections.

Product quality is always our main focus. Our subsidiaries have established a food quality traceability system to trace and correct any possible quality issues in any step. Our subsidiaries have also established a sound quality management system, and have obtained the BRC international food certification issued by Intertek Certification Ltd to certify we meet the BRC Global Standard for Food Safety, and Food Safety Management System Certificate issued by China Quality Certification Centre to certify we meet the GB/T 27341-2009/GB 14881-2013 standard.

Products

Our PRC subsidiaries process and sell Shiitake mushrooms, Mu Er mushrooms and other edible fungi, and bulk trade cotton, corn and other agricultural commodities.

Our subsidiaries process and package all the dried edible fungi that they sell, We typically enter into a standard form of agreements with our suppliers, including major suppliers and family farms, which provide the terms and conditions of the transactions, subject to specific quantity and price terms determined in subsequent purchase orders. After receiving dried edible fungi materials from supplier companies and family farms, the edible fungi are further processed based on our quality requirements and packaged at the facilities operated by our subsidiaries.

In addition to the edible fungi we process and sell, our subsidiaries also purchase and sell agricultural products produced or processed by other manufacturers or companies.

Beginning in 2021, our subsidiaries have operated bulk agricultural commodity trading business. We use our well-developed sales channels to purchase certain agricultural commodities from upstream third-party suppliers and then sell them directly to third-party customers. Our bulk product trading volumes are typically adjusted depending on the seasonality of agricultural products and market demand. Corn and cotton have accounted for a large percentage of our bulk commodity trading operations. We expect to make product and volume adjustments as needed in our agricultural commodity trading operations in response to customer demand and market condition.

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Corporate Structure

The following diagram illustrates our current corporate structure:

Holding Company Structure

FAMI is a Cayman Islands holding company incorporated on July 28, 2015. FAMI is currently not actively engaging in any business. You may never hold equity interests in the operating PRC Subsidiaries. As of the date of this prospectus, the authorized share capital of the Company US$100,000,000 divided into 500,000,000 ordinary shares of US$0.20 nominal or par value each, of which 10,678,953 ordinary shares are issued and outstanding. FAMI controls and receives the economic benefits of the business operations of our PRC subsidiaries through equity ownership. Farmmi International was incorporated on August 20, 2015 in Hong Kong under the Companies Ordinance (Chapter 622) as a private company limited by shares. Farmmi International is currently a holding company owning equity interests in our subsidiaries based in mainland China. We currently do not have a VIE in our corporate structure.

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Our Subsidiaries and Business Operations

Our agricultural product sale business is conducted primarily by our subsidiaries based in mainland China. Among our PRC subsidiaries, the following are the main operating entities:

Farmmi Food primarily engages in the business of packaged dried edible fungi for domestic sales to distributors. It was established on December 26, 2017.

Farmmi E-Commerce was established on March 22, 2019. Its business focuses on technology development, technical services and technical consultation related to agricultural products.

Farmmi Biotech was established on April 7, 2021. Its main business is the research and development of mushroom powder and mushroom extract.

Farmmi Supply Chain was established on May 11, 2021. It operates agricultural products supply chain business.

Yudu Forestry was established on November 10, 2010. It primarily engages in forestry development business. We acquired Yudu Forestry from a third party in September 2021.

Guoning Zhonghao, Farmmi Eco-Agriculture and Baitong Trade mainly conduct agricultural product sales. Guoning Zhonghao was established on June 15, 2021, which we acquired from a third party in December 2021. Farmmi Eco-Agriculture was established on May 27, 2022. Baitong Trade was established on November 14, 2022.

Farmmi Health Development was established on September 17, 2021 and its principal function is health related business development.

Farmmi Healthcare was established on September 18, 2021 and focuses on medicine related business.

Yitang Mediservice was established on September 7, 2021 and its principal operations are medical services.

Yiting Yiting Medical focuses on medical technology business. It was established on September 7, 2021.

Farmmi Canada was established in July 2022. It primarily conducts agricultural product sales in Canada and trading business.

Farmmi USA was established in April 2023. It primarily engages in agricultural product sales to the U.S. and other international markets and U.S. agricultural product sales to China.

The remaining subsidiaries are either holding companies or do not currently conduct substantial operations.

Historical Contractual Arrangements for E-Commerce Operations and Recent Development

Historically our subsidiaries had conducted our business through the following structures:

Structure	Company	Business	Related PRC Legal Restrictions on Foreign-owned Entity
Parent-subsidiary Structure	All of our foreign-owned entity subsidiaries	Process and/or sell agricultural products	None

Variable interest entity	Hangzhou Nongyuan Network Technology Co., Ltd.	Operated online and e-commerce operations	Restrictions on operation of independent online stores (deemed as value-added telecommunication service business) by foreign-owned entities

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Nongyuan Network, through a series of contractual arrangements with Farmmi Agriculture, had operated e-commerce websites and online sales of agriculture products for our PRC subsidiaries. PRC laws and regulations restrict and impose conditions on foreign investment in internet based, value-added telecommunication services, mobile application services and certain other businesses. Accordingly, the e-commerce websites and online sales of our products in China were mainly operated through our consolidated affiliated entity, or VIE, and relied on contractual arrangements among Farmmi Agriculture, or the WFOE, Nongyuan Network and its shareholder. The VIE was consolidated for accounting purposes, but was not an entity in which we or our investors, owned equity. Such structure and the contractual arrangements were designed to enable our WFOE to have power to direct significant activities of the VIE and to receive economic benefits from the VIE where PRC law prohibited, restricted or imposed conditions on direct foreign investment in such entity.

Beginning in 2014, our PRC subsidiaries, through Nongyuan Network, opened online stores to sell products on third-party e-commerce sites such as taobao.com, JD.com and other e-commerce channels. Nongyuan Network had also developed our own e-commerce sites, Farmmi Jicai (www.farmmi88.com) and Farmmi Liangpin Market (www.farmmi.com), and tested Farmmi Baba, an e-commerce platform operated as a mini program on WeChat, a popular mobile app in China. Most of the e-commerce sales operations had been discontinued by January 2023 due to the low profitability as compared to the costs and expenses.

Nongyuan Network, Farmmi Agriculture and the shareholder of Nongyuan Network, Ms. Xinyang Wang, entered into a series of agreements in 2019, which enabled Farmmi Agriculture to exercise effective control over Nongyuan Network and receive all of the economic benefits from the VIE’s operations. Such VIE agreements included: (a) an Exclusive Management Consulting and Technology Service Agreement, under which Nongyuan Network agreed to engage Farmmi Agricultural as its exclusive provider of management consulting, technical support, intellectual property license and relevant services and Farmmi Agricultural was obligated to absorb all of the loss from Nongyuan Network’s activities and was entitled to receive all of its residual profits and service fees, (b) a Power of Attorney, through which the sole shareholder of Nongyuan Network entered into an irrevocable power of attorney appointing Farmmi Agricultural as the attorney-in-fact to act on her behalf on all matters pertaining to Nongyuan Network and to exercise all of her rights as the sole shareholder of Nongyuan Network, (c) an exclusive call option agreement, pursuant to which Farmmi Agricultural had an exclusive option to purchase, or to designate other persons to purchase, to the extent permitted by applicable PRC laws, rules and regulations, all of the equity interest and assets in Nongyuan Network from its sole shareholder, and (d) an equity pledge agreement, under which Xinyang Wang pledged all of her equity interests in Nongyuan Network to Farmmi Agricultural as collateral to secure performance of all of the obligations under the exclusive consulting and service agreement, the exclusive call option agreement and the proxy agreement.

In January 2024, Suyuan entered into a share transfer agreement with an unrelated third party, under which it sold all of shares of its wholly owned subsidiary, Farmmi Holding and its assets including all the shares of Farmmi Agriculture. As a result of the subsidiary sale, Farmmi Agriculture’s contractual arrangements with Nongyuan Network were transferred to the buyer company. Following the subsidiary sale, we no longer have a VIE in our current corporate structure and will not consolidate the operations and financial results of Nongyuan Network.

Recent Developments

New Promissory Note of $5.36 million in July 2024

On July 30, 2024, we entered into a note purchase agreement (the “Purchase Agreement”) with Atlas Sciences, LLC, a Utah limited liability company (“Atlas”), pursuant to which the Company issued to Atlas an unsecured promissory note on July 30, 2024 in the original principal amount of $5,355,000.00 for $5,000,000.00 in gross proceeds. The Company used all of the proceeds from the Note to repay its indebtedness owed to Streeterville Capital, LLC under the convertible promissory note issued on September 26, 2022.

NASDAQ Notification Regarding Minimum Bid Price Requirements

On April 22, 2024, we received a letter from the Listings Qualifications Department of The Nasdaq Capital Market (“Nasdaq”) notifying us that the minimum closing bid price per share for our ordinary shares was below $1.00 for a period of 30 consecutive business days and that we did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq notification letter did not result in the immediate delisting of our ordinary shares, and the shares continue to trade uninterrupted under the symbol “FAMI.” Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we had a compliance period of 180 calendar days, or until October 21, 2024 (the “Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement. Our ordinary shares had not regained compliance within the initial grace period to regain compliance. On October 22, 2024, Nasdaq granted us an additional 180 calendar day period, or until April 21, 2025, to regain compliance with the minimum bid price requirement. If at any time during the second grace period, the closing bid price per share of our ordinary shares is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide us a written confirmation of compliance and the matter will be closed. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement during the second compliance period or maintain compliance with other listing requirements necessary for the Company to maintain the listing of its ordinary shares on Nasdaq.

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Dispositions of Subsidiaries

On January 31, 2024, Zhejiang Suyuan Agricultural Technology Co., Ltd (“Suyuan”), a wholly owned subsidiary of the Company, entered into a share transfer agreement with an unrelated third party, pursuant to which Suyuan sold all of the equity interest of Zhejiang Farmmi Holdings Group Co., Ltd (“Farmmi Holding”) and Farmmi Holding’s subsidiary, Zhejiang Farmmi Agricultural Science and Technology Group Co., Ltd. (“Farmmi Agriculture”), including all of its assets to the buyer for RMB 43.1 million (approximately $6.0 million). Farmmi Agriculture had effective control over Nongyuan Network through a series of VIE agreements and received substantially all of the economic benefits of Nongyuan Network. After the share transfer, Farmmi Agriculture’s contractual arrangements with Nongyuan Network were transferred to the buyer.

On September 18, 2024, Farmmi International Limited (“Farmmi International”), a wholly owned subsidiary of the Company, entered into a share transfer agreement with an unrelated third party, pursuant to which Farmmi International agreed to sell all of the equity of its wholly owned subsidiary, Farmmi (Hangzhou) Ecology Agriculture Development Co., Ltd. (“Farmmi Ecology”), including all of the assets and liabilities of Farmmi Ecology to the buyer for RMB12,000 (approximately $1,700). The transaction is expected to close within 30 days of the agreement date.

On September 23, 2024, Farmmi International entered into a share transfer agreement with an unrelated third party, pursuant to which Farmmi International agreed to sell all of the equity of its wholly owned subsidiary, Lishui Farmmi Technology Co., Ltd. (“LiShui Farmmi Technology”), including all of the assets and liabilities of Lishui Farmmi Technology, to the buyer for RMB620,000 (approximately $88,070). The transaction is expected to close within 30 days of the agreement date.

Appointment of New CFO

Effective January 30, 2024, Ms. Lingge Wu resigned as Chief Financial Officer (“CFO”) of the Company. Ms. Wu’s resignation was not the result of any disagreement with the Company or its board of directors. On February 4, 2024, the board of directors appointed Mr. Zhimin Lu as the new CFO effective on the same date.

Summary of Risk Factors

Investing in our ordinary shares involves a high degree of risk. This summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 28 of this prospectus.

Risks Related To This Offering

•	A large number of ordinary shares may be sold in the market following this offering, which may significantly depress the market price of our ordinary shares.

•

The market price of our ordinary shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our ordinary shares to decrease and could cause you to lose some or all of your investment in our ordinary shares.

•	We cannot assure you that our ordinary shares will remain listed on Nasdaq or any other securities exchange.

•	We have not paid and do not intend to pay dividends on our Ordinary Shares and investors may never receive a return on their investment.

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Risks Related to Doing Business in China

•

If the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently in the future, the value of our ordinary shares may decline in value or become worthless.

•	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us and our shareholders.

•

We are required to complete filing procedures with the CSRC in connection with securities issuance and may be subject to approval, filing or other procedures with other Chinese regulatory authorities under PRC law; we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures.

•

The PRC government exerts substantial influence over the manner in which we conduct our business through our subsidiaries in China and may intervene in or influence the operations of our subsidiaries at any time, which could result in a material change in our operations and cause the value of our ordinary shares to significantly decline or become worthless.

•

The Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

•

We previously operated our e-commerce websites and online product sales through certain contractual arrangements with Nongyuan Network; if the PRC government determines that these contractual arrangements did not comply with PRC regulations relative to certain industries, or if these regulations or the interpretation of existing regulations change in the future, or if the PRC government disallow our holding company structure, we could be subject to severe penalties or adverse consequences, which would likely result in a material adverse change in our operations, and FAMI shares may decline significantly in value or become worthless.

•

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditors for two consecutive years.

•	Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

•

We may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently as a domestic public company;

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●

we are exempt from certain U.S. federal securities law provisions applicable to U.S. domestic issuers and are also permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, and such exemptions may afford less protection to shareholders;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from certain provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act.

Permissions Required from the PRC Authorities for Our Operations and Securities Issuance

We conduct a majority of our business through our subsidiaries based in China. Historically our e-commerce and online product sales which counted a smaller portion of our business had been operated through a series of contractual arrangements with Nongyuan Network, a PRC company that we did not hold any equity interest. We are required to obtain certain permissions from the PRC authorities to operate, issue securities to foreign investors, and transfer certain data. The PRC government has exercised, and may continue to exercise, substantial influence or control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be undermined if our PRC subsidiaries are not able to obtain or maintain approvals to operate in China. The central or local governments could impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures, and efforts on our part to ensure our compliance with such regulations or interpretations. To operate our general business activities currently conducted in mainland China, each of our PRC entities is required to obtain a business license from the local counterpart of the State Administration for Market Regulation, or SAMR. Each of our PRC entities has obtained a valid business license from the local SAMR, and no application for any such license has been denied. Our PRC entities are also required to obtain certain licenses and permits. Among our PRC entities, Farmmi Food and Farmmi Biotech are required to obtain food business licenses pursuant to the PRC Food Safety Law. As of the date of this prospectus, as advised by our PRC legal counsel, Zhengbiao Law Firm, we and our PRC subsidiaries have received all requisite permits, approvals and certificates from the PRC government authorities to conduct our business operations in China. To our knowledge, no permission or approval has been denied or revoked. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot be certain that relevant policies in this regard will not change in the future, which may require us or our subsidiaries to obtain additional licenses, permits, filings or approvals for conducting our business in the PRC. If we or our subsidiaries do not receive or maintain required permissions or approvals, or inadvertently conclude that such permissions or approvals are not required, we may be subject to governmental investigations or enforcement actions, fines, penalties, suspension of operations, or be prohibited from engaging in relevant business or conducting securities offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In connection with our previous issuance of securities to foreign investors, as advised by our PRC legal counsel, Zhengbiao Law Firm, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, we and our PRC subsidiaries are not required to obtain permissions from the the CSRC, are not required to go through cybersecurity review by the the CAC and have not received or were denied such requisite permissions by any PRC authority. However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers.

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On July 10, 2021, the CAC published a revised draft revision to the Cybersecurity Review Measures for public comment, or the Revised Cybersecurity Measures. Under these measures, an operator having more than one million users shall be subject to cybersecurity review before listing abroad. The cybersecurity review will evaluate the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments after going public overseas. The procurement of network products and services, data processing activities and overseas listing should also be subject to cybersecurity review if they concern or potentially pose risks to national security. According to the effective Cybersecurity Review Measures, online platform/website operators of certain industries may be identified as critical information infrastructure operators by the CAC, once they meet standard as stated in the National Cybersecurity Inspection Operation Guide, and such operators may be subject to cybersecurity review. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and other government agencies jointly issued the final version of the Revised Measures for Cybersecurity Review, or the Measures, which took effect on February 15, 2022 and replaced the previously issued Revised Cybersecurity Review Measures. Under the Measures, an “online platform operator” in possession of personal data of more than one million users must apply for a cybersecurity review if it intends to list its securities on a foreign stock exchange. The operators of critical information infrastructure and the online platform operators (collectively, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Pursuant to the Measures, we believe we are not subject to the cybersecurity review by the CAC, given that (i) we possess personal information of a relatively small number of users in our business operations as of the date of this prospectus, significantly less than one million users; and (ii) data processed in our business does not have a bearing on national security and thus shall not be classified as core or important data by the PRC authorities. We don’t believe that we are an Operator within the meaning of the Measures, nor do we control more than one million users’ personal information, and as such, we should not be required to apply for a cybersecurity review under the Revised Measures. Further, an expert interpretation of the Measures published at the CAC’s website on February 17, 2022 indicated no application review is required for operators that have been listed abroad before the implementation of the Revised Cybersecurity Measures. However, the Measures were just recently released and there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. Whether the data processing activities carried out by traditional enterprises (such as food, medicine, manufacturing, and merchandise sales enterprises) are subject to such review and the scope of the review remain to be further clarified by the regulatory authorities in the subsequent implementation process.

The PRC government recently initiated a series of regulatory actions and statements to regulate business operations in China, including adopting new measures to extend the scope of cybersecurity reviews, cracking down on illegal activities in the securities market, and expanding the efforts in anti-monopoly enforcement. The PRC government is increasingly focused on data security. In July 2021, the CAC opened cybersecurity probes into several U.S.-listed technology companies focusing on anti-monopoly regulation, and how companies collect, store, process and transfer data. On November 14, 2021, the CAC published the Draft Regulations on Network Data Security Management for public comments, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. If the Draft Regulations on Network Data Security Management are enacted in the current form, we, as an overseas listed company, would be required to carry out an annual data security review and comply with the relevant reporting obligations. As of the date of this prospectus, the draft regulations have been released for public comment only and have not been formally adopted. The final provisions and the timeline for its adoption are subject to changes and uncertainties. We have been closely monitoring the regulatory development in China, particularly regarding the requirements of approvals, annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we cannot assure our investors that we will be able to obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and/or securities offerings. The PRC regulatory requirements with respect to cybersecurity and data security are constantly evolving and can be subject to varying interpretations and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with these cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations.

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On February 17, 2023, China Securities Regulatory Commission (the “CSRC”) issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines (collectively, the “Trial Measures” or “Overseas Listing Rules”), which took effect on March 31, 2023. Under the Trial Measures, a company established in mainland China seeking securities offering and listing, by both direct or indirect means, in an overseas market is required to undertake filing procedures with the CSRC for its overseas offering and listing activities. The Trial Measures also set forth a list of circumstance under which overseas offering and listing by domestic companies established in mainland China is prohibit, including: (i) where such securities offering and listing is explicitly prohibited by the PRC laws; (ii) where the intended securities offering and listing may endanger national security as reviewed and determined by competent PRC authorities under the State Council in accordance with PRC laws; (iii) where the domestic company established in mainland China, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three (3) years; (iv) where the domestic company established in mainland China seeking securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (v) where there are material ownership disputes over equity held by the controlling shareholder of the company established in mainland China or by other shareholders that are controlled by the controlling shareholder and/or actual controller. In accordance with the Trial Measures, the listing and trading of our ordinary shares on Nasdaq is deemed as an indirect overseas offering and listing by domestic companies established in mainland China, and thus, we are subject to the relevant filing procedures as required. Further, we believe, as of the date of this prospectus, none of the circumstances prohibiting the overseas offering and listing by domestic companies established in mainland China as listed above applies to us, and we can offer and continue to offer our ordinary shares on Nasdaq.

In accordance with the Notice on the Arrangement for the Filing of Overseas Offering and Listing by Domestic Companies issued by the CSRC, we are deemed as an “Existing Issuer” because we had been listed overseas before March 31, 2023. Under such Notice, we are not required to undertake the initial filing procedure immediately. However, we shall carry out filing procedures as required in a timely manner for the subsequent events, including any further follow-up offerings on Nasdaq, dual and/or secondary offering and listing on different overseas markets, and occurrence of material events including change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, and voluntary or mandatory delisting. Among other things, if an overseas listed issuer intends to effect any follow-on offering in an overseas stock market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include, but not be limited to, (1) filing report and relevant commitment letter and (2) domestic legal opinions.  We may be subject to additional compliance requirements in the future, and we cannot assure you that we will be able to get the above-mentioned clearance of filing procedures on a timely basis, or at all. If we or our PRC Subsidiaries in the future fail to undertake filing procedures as stipulated in the Trial Measures, or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us and/or our PRC Subsidiaries, and impose a fine of between RMB 1,000,000 and RMB 10,000,000. The CSRC may also inform its regulatory counterparts in the overseas jurisdictions, such as the SEC, via cross-border securities regulatory cooperation mechanisms.

Further, on February 24, 2023, the CSRC, together with Ministry of Finance, National Administration of State Secrets Protection, and National Archives Administration of China, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality Provisions”), which went into effect on March 31, 2023 with the Trial Measures. Under the Confidentiality Provisions, domestic companies established in mainland China seeking overseas offering and listing, by both direct and indirect means, are required to institute a sound confidentiality and archives system. If such domestic companies established in mainland China intend to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, they shall obtain approval from competent authorities and complete the relevant filing procedure with the competent secrecy administrative department prior to their disclosure or provision of such documents and materials. Further, if they provide or publicly disclose documents and materials which may adversely affect national security or public interests, they shall strictly follow the corresponding procedures in accordance with relevant laws and regulations. Any failure or perceived failure by us or our subsidiaries to comply with the above confidentiality and archives administration requirements under the Confidentiality Provisions and other relevant PRC laws and regulations may cause relevant entities to be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As of the date of this prospectus, we believe that we and our subsidiaries have not provided or publicly disclosed any documents or materials involving state secrets or work secrets of PRC government agencies or any of which may adversely affect national security or public interests, to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. We intend to comply with the Confidentiality Provisions and other relevant PRC laws and regulations in our future offerings.

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However, any failure of us or our PRC Subsidiaries to fully comply with the Trial Measures and/or the Confidentiality Provisions, may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares on Nasdaq, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. For more detailed information, see “Risk Factors-Risks Relating to Doing Business in China.”

Implication of The Holding Foreign Companies Accountable Act

Our ordinary shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the HFCAA if the PCAOB is unable to inspect our auditors for two consecutive years. Pursuant to the HFCAA enacted in December 2020 and related legislation, if the SEC determines that a company has filed an audit report issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC is required to prohibit such company’s securities from being traded on a national securities exchange or in the over the counter trading market in the U.S.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol (SOP) Agreement with the CSRC and the MOF of the PRC regarding cooperation in the oversight of PCAOB-registered public accounting firms in the PRC and Hong Kong to establish a method for the PCAOB to conduct inspections of PCAOB-registered public accounting firms in the PRC and Hong Kong, as contemplated by the Sarbanes-Oxley Act. Under the agreement, (a) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates without consultation with, or input from, PRC authorities; (b) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (c) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates; and (d) the PCAOB shall have the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act, and the SEC can use the information for all regulatory purposes, including administrative or civil enforcement actions. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous 2021 adverse determinations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Our current auditor is based in the U.S. and has been inspected by the PCAOB on a regular basis. Our auditor is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination. Notwithstanding the foregoing, in the future, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations to the PCAOB for inspection or investigation, our investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange or “over-the-counter” markets, may be prohibited under the HFCAA.

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Cash Flows Within Our Organization

As a holding company, we may rely upon dividends paid to us by our subsidiaries in the PRC to pay dividends and to finance any debt we may incur. As of the date of this prospectus, we have never declared or paid any cash dividends on our ordinary shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either its profit or share premium account, but a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. According to our Third Amended and Restated Articles of Association, dividends can be declared and paid out of funds lawfully available to us, which include the share premium account. Dividends, if any, shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends, if any, shall be paid in proportion to the number of shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid.

Current PRC regulations permit our subsidiary in mainland China to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under our current corporate structure, we rely on dividend payments or other distributions from our subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If any subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. In addition, under PRC laws and regulations, each of our Chinese subsidiaries is required to set aside a portion of their net income each year to fund a statutory surplus reserve until such reserve reaches 50% of its registered capital. This reserve is not distributable as dividends. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of its net assets to us in the form of dividends, loans or advances. Further, the PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive funds from our subsidiaries, we may be unable to pay cash dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC resident enterprise. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong resident enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong resident enterprise must directly hold no less than 25% share ownership in a PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot be certain that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to our Hong Kong subsidiaries. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate when our subsidiaries in mainland China plan to declare and pay dividends to their Hong Kong parent companies.

22

As an offshore holding company, we will be permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to our subsidiaries in China only through loans or capital contributions, subject to the satisfaction of the applicable government registration and approval requirements. Before providing loans to our PRC subsidiaries, we will be required to make filings about details of the loans with the State Administration of Foreign Exchange of the PRC (the “SAFE”) in accordance with relevant PRC laws and regulations. Our PRC subsidiaries that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations. Under regulations of the SAFE, Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made. In addition, in accordance with the Notice on the Arrangement for the Filing of Overseas Offering and Listing by Domestic Companies issued by the CSRC along with the Listing Records Rules on the same day, we are deemed as an “Existing Issuer” because we have been listed overseas before March 31, 2023. Under such Notice, we are not required to undertake the initial filing procedure immediately. However, we shall carry out filing procedures as required in a timely manner for the subsequent events, including any further follow-up offerings on Nasdaq, dual and/or secondary offering and listing on different overseas markets, and occurrence of material events including change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, and voluntary or mandatory delisting. Among other things, if an overseas listed issuer intends to effect any follow-on offering in an overseas stock market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include, but not be limited to, (1) filing report and relevant commitment letter and (2) domestic legal opinions.  We may be subject to additional compliance requirements in the future, and we cannot assure you that we will be able to get the above-mentioned clearance of filing procedures on a timely basis, or at all. If we or our PRC subsidiaries in future fail to undertake filing procedures as stipulated in the Trial Measures, or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us and/or our PRC subsidiaries, and impose a fine of between RMB 1,000,000 and RMB 10,000,000. The CSRC may also inform its regulatory counterparts in the overseas jurisdictions, such as the SEC, via cross-border securities regulatory cooperation mechanisms.

Under PRC law, we may provide funding to our PRC subsidiaries only through capital contributions or loans, and only through loans to a consolidated affiliated entity, subject to satisfaction of applicable government registration and approval requirements.

For the six months ended March 31, 2024, we provided working capital loans of $151.5 million in aggregate to our subsidiaries. For the year ended September 30, 2023, we provided working capital loans of $151.7 million in aggregate to our subsidiaries. For the fiscal years ended September 30, 2022, we provided working capital loans of $140.4 million in aggregate to our wholly owned subsidiaries. For the fiscal years ended September 30, 2021, we provided working capital loans of $132.9 million in aggregate to our wholly owned subsidiaries.

We have not declared or paid any cash dividends, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

As of the date of this prospectus, we do not anticipate any difficulties on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funds and how such funds are transferred.

Selected Consolidated Financial Information

In the table below, we provide you with selected consolidated statements of operations data for the fiscal years ended September 30, 2023, 2022 and 2021 and the selected consolidated balance sheets data as of September 30, 2023 and 2022. Our historical results do not necessarily indicate results expected for any future periods. The selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, our audited consolidated financial statements and related notes.

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Consolidated Statements of Operations Information

The tables below disaggregated the Consolidated Statements of Operations and Comprehensive Income (Loss) of the Company into FAMI, the former VIE and its subsidiaries, the WFOE that is the primary beneficiary of the former VIEs and an aggregation of other entities that are consolidated for the fiscal years ended September 30, 2023, 2022 and 2021 and into FAMI, non-PRC subsidiaries and PRC subsidiaries for the six months ended March 31, 2024.

 (All amounts in U.S. dollars)

	For the six months ended March 31, 2024
	Non-PRC	PRC			Consolidated
	Subsidiaries	Subsidiaries	FAMI	Eliminations	total
Revenues	-	$36,443,887	-	-	$36,443,887
Cost of revenues	-	(34,294,628)	-	-	(34,294,628)
Gross profit	-	2,149,259	-	-	2,149,259
Operating expenses	(8,442)	(947,442)	(279,810)		(1,235,694)
Income (loss) from operations	(8,442)	1,201,817	(279,810)	-	913,565
Other income (expenses)	(197)	13,682	(297,507)		(284,022)
Income (loss) before income taxes	(8,639)	1,215,499	(577,317)	-	629,543
Provision for income taxes	949	-	-		949
Net income (loss)	(7,690)	1,215,499	(577,317)	-	630,492

	For the year ended September 30, 2023
	Other entities	WFOE that is	Former VIE
	that are	the primary	and its		Consolidated
	consolidated	beneficiary	subsidiaries	FAMI	total
Revenues	$74,224,063	$16,034,543	$20,106,281	-	$110,364,887
Cost of revenues	(70,021,350)	(16,023,779)	(20,033,003)	-	(106,078,132)
Gross profit	4,202,713	10,764	73,278	-	4,286,755
Operating expenses	(1,028,294)	(71,676)	(231,462)	(913,948)	(2,245,380)
Income (loss) from operations	3,174,419	(60,912)	(158,184)	(913,948)	2,041,375
Other income (expenses)	1,514,162	(68,416)	634,225	(1,264,040)	815,931
Income (loss) before income taxes	4,688,581	(129,328)	476,041	(2,177,988)	2,857,306
Provision for income taxes	(270,874)	(8,556)	(34,063)	-	(313,493)
Net income (loss)	$4,417,707	($137,884)	$441,978	($2,177,988)	$2,543,813

	For the year ended September 30, 2022
	Other entities	WFOE that is	Former VIE
	that are	the primary	and its		Consolidated
	consolidated	beneficiary	subsidiaries	FAMI	total
Revenues	$64,795,082	$9,111,073	$25,307,224	-	$99,213,379
Cost of revenues	(60,272,018)	(9,053,547)	(24,449,728)	-	(93,775,293)
Gross profit	4,523,064	57,526	857,496	-	5,438,086
Operating expenses	(782,009)	(50,344)	(701,516)	(2,961,849)	(4,495,718)
Income (loss) from operations	3,741,055	7,182	155,980	(2,961,849)	942,368
Other income (expenses)	560,497	20,510	213,771	368,466	1,163,244
Income (loss) before income taxes	4,301,552	27,692	369,751	(2,593,383)	2,105,612
Provision for income taxes	114,801	9,182	(5,616)	-	118,367
Net income (loss)	$4,416,353	$36,874	$364,135	($2,593,383)	$2,223,979

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	For the financial year ended September 30, 2021
		WFOE that is
	Other entities	the primary
	that are	beneficiary	Former VIE and its		Consolidated
	consolidated	of the VIE	subsidiaries	FAMI	total
Revenues from continuing operations	$33,068,045	$762,771	$5,459,135	$-	$39,289,951
Cost of revenues from continuing operations	(28,847,801)	(742,933)	(4,589,936)	-	(34,180,670)
Gross profit from continuing operations	4,220,244	19,838	869,199	-	5,109,281
Operating expenses	588,892	(8,940)	(804,851)	(2,031,506)	(2,256,405)
Income (loss) from operations	4,809,136	10,898	64,348	(2,031,506)	2,852,876
Other expenses	(391,819)	(19,990)	(2,033)	(5,673)	(419,515)
Income (loss) before income taxes	4,417,317	(9,092)	62,315	(2,037,179)	2,433,361
Provision for income taxes	(8,085)	-	(17,486)	-	(25,571)
Net income (loss) from continuing operations	$4,409,232	$(9,092)	$44,829	$(2,037,179)	$2,407,790

Consolidated Balance Sheets Information

The tables below disaggregated the Consolidated Balance Sheets of the Company into FAMI, the former VIE and its subsidiaries, the WFOE that is the primary beneficiary of the former VIEs and an aggregation of other entities that are consolidated as of the fiscal years ended September 30, 2023 and 2022 and into FAMI, non-PRC subsidiaries and PRC subsidiaries as of the six months ended March 31, 2024.

	As of March 31, 2024
	Non-PRC	PRC			Consolidated
	Subsidiaries	Subsidiaries	FAMI	Eliminations	total
Intercompany receivables	$7,399,556	$6,273	$151,457,184	$(158,863,013)	-
Current assets excluding intercompany receivables	121,636	155,042,651	103,830	-	155,268,117
Current assets	7,521,192	155,048,924	151,561,014	(158,863,013)	155,268,117
Investment in subsidiaries	128,010,536		-	(128,010,536)	-
Non-current assets excluding investment in subsidiaries	-	16,642,571	-	-	16,642,571
Non-current assets	128,010,536	16,642,571	-	(128,010,536)	16,642,571
Total assets	135,531,728	171,691,495	151,561,014	-	171,910,688
Intercompany payables	135,426,341	21,828,705	123,356	(157,378,402)	-
Current liabilities excluding intercompany payables	146,465	720,393	6,252,325	-	7,119,183
Current liabilities	135,572,806	22,549,098	6,375,681	(157,378,402)	7,119,183
Non-current liabilities	-	436,542	-	-	436,542
Total liabilities	135,572,806	22,985,640	6,375,681	(157,378,402)	7,555,725
Total shareholders' equity (net assets)	$(41,078)	$148,705,855	$145,185,333	$(129,495,147)	$164,354,963

	As of September 30, 2023
	Other entities	WFOE that is	Former VIE
	that are	the primary	and its		Consolidated
	consolidated	beneficiary	subsidiaries	FAMI	total
Intercompany receivables	$144,664,527	$131,992,092	$7,086,579	$151,681,406	-
Current assets excluding intercompany receivables	138,871,675	353,985	18,841,671	103,844	$158,171,175
Current assets	$283,536,202	$132,346,077	$25,928,250	$151,785,250	$158,171,175
Investment in subsidiaries	-	$37,712,692	-	-	-
Non-current assets excluding investment in subsidiaries	$16,627,615	-	$1,296	-	$16,628,911
Non-current assets	$16,627,615	$37,712,692	$1,296	-	$16,628,911
Total assets	$300,163,817	$170,058,769	$25,929,546	$151,785,250	$174,800,086
Intercompany payables	$290,760,077	$124,634,218	$19,812,080	$218,229	-
Current liabilities excluding intercompany payables	634,111	756,017	3,530,735	5,792,119	$10,712,982
Current liabilities	$291,394,188	$125,390,235	$23,342,815	$6,010,348	$10,712,982
Non-current liabilities	$533,315	$106,737	1,471,126	-	$2,111,178
Total liabilities	$291,927,503	$125,496,972	$24,813,941	$6,010,348	$12,824,160
Total shareholders' equity (net assets)	$8,236,314	$44,561,797	$1,115,605	$145,774,902	$161,975,926

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	As of September 30, 2022
	Other entities	WFOE that is	Former VIE
	that are	the primary	and its		Consolidated
	consolidated	beneficiary	subsidiaries	FAMI	total
Intercompany receivables	$163,676,919	$114,994,912	-	$140,445,311	-
Current assets excluding intercompany receivables	$91,926,232	$33,986	$57,133,125	$4,161,037	$153,254,380
Current assets	$255,603,151	$115,028,898	$57,133,125	$144,606,348	$153,254,380
Investment in subsidiaries	-	$40,424,517	-	-	-
Non-current assets excluding investment in subsidiaries	$10,500,217	$8,484	$19,772	-	$10,528,473
Non-current assets	$10,500,217	$40,433,001	$19,772	-	$10,528,473
Total assets	$266,103,368	$155,461,899	$57,152,897	$144,606,348	$163,782,853
Intercompany payables	$255,440,223	$109,255,668	$54,420,549	$702	-
Current liabilities excluding intercompany payables	$590,393	$226,814	$1,789,357	$5,682,757	$8,289,321
Current liabilities	$256,030,616	$109,482,482	$56,209,906	$5,683,459	$8,289,321
Non-current liabilities	$657,734	$151,707	-	-	$809,441
Total liabilities	$256,688,350	$109,634,189	$56,209,906	$5,683,459	$9,098,762
Total shareholders' equity (net assets)	$9,415,018	$45,827,710	$942,991	$138,922,889	$154,684,091

Corporate Information

Our principal executive office is located at Fl 1, Building No. 1, 888 Tianning Street, Liandu District, Lishui, Zhejiang Province, People’s Republic of China 323000. The telephone number of our principal executive offices is +86-0578-82612876. Our registered agent in the Cayman Islands is Sertus Incorporations (Cayman) Limited. Our registered office in the Cayman Islands is at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our registered agent in the United States is Shangzhi Zhang, with the address of 33202 Havers Drive, Cary, NC 27518. We maintain a corporate website at http://www.farmmi.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

26

THE OFFERING

Ordinary Shares outstanding immediately before this offering	10,678,953 Ordinary Shares.

Ordinary Shares offered by the Selling Shareholders	Up to 12,874,377 Ordinary Shares issuable upon the exercise of the Warrants.

Terms of the offering

The Selling Shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the Ordinary Shares offered by this prospectus from time to time on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Ordinary Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds

The Selling Shareholders will receive all of the proceeds from the sale of any Ordinary Shares sold by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders. However, we will receive cash proceeds equal to the total exercise price of the Warrants to the extent that the Warrants are exercised using cash. Any proceeds that we receive from the exercise of the Warrants will be used for working capital and other general corporate purposes. See “Use of Proceeds” in this prospectus.

Listing

Our Ordinary Shares are listed on Nasdaq under the symbol “FAMI.” There is no established trading market for the Warrants, and we do not intend to list the Warrants on any exchange or other trading system.

Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 28, and in our Annual Report on Form 20-F for the year ended September 31, 2023, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

The number of our Ordinary Shares issued and outstanding as of October 28, 2024 and after this offering as shown above excludes:

•	Up to 12,874,377 Ordinary Shares issuable upon the exercise of the Warrants;
•	2,857 ordinary shares issuable upon the exercise of outstanding options and vesting of restricted shares under our 2018 share incentive plan.

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RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus and the information incorporated by reference herein and therein, including our Annual Report on Form 20-F for the fiscal year ended September 30, 2023. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related To This Offering

A large number of ordinary shares may be sold in the market following this offering, which may significantly depress the market price of our ordinary shares.

We are registering for resale up to 12,874,377 of our ordinary shares issuable to the selling shareholders pursuant to the Purchase Agreement (as defined below). Sales of a substantial number of our ordinary shares in the public market, including resale of the ordinary shares issued or issuable to the selling shareholders, or the perception that these sales might occur, could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. The ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our ordinary shares may be sold in the public market following this offering. If there are significantly more ordinary shares offered for sale than buyers are willing to purchase, then the market price of our ordinary shares may decline to a market price at which buyers are willing to purchase the offered ordinary shares and sellers remain willing to sell our ordinary shares.

You may experience significant dilution to the extent that our ordinary shares are issued upon the exercise of the Warrants held by the Selling Shareholders or the exercise or conversion of other securities that we may issue in the future.

You may experience dilution to the extent that our ordinary shares are issued upon the exercise of the Warrants held by the Selling Shareholders, the conversion of convertible securities existing prior to the 2024 PIPE, or any issuance of a substantial number of ordinary shares and other securities in the future. The Warrants held by the Selling Shareholders also bear anti-dilution protections in the event of stock dividends or splits, business combination, sale of assets, similar recapitalization transactions, or other similar transactions. Substantial dilution may further significantly depress the market price of our ordinary shares.

The market price of our ordinary shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our ordinary shares to decrease and could cause you to lose some or all of your investment in our ordinary shares .

The stock market in general and the market prices of the ordinary shares on Nasdaq, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. During the six-month period prior to the date of this prospectus, the market price of our ordinary shares has fluctuated significantly, and the price of our ordinary shares continues to fluctuate. We anticipate that the market prices of our shares will continue to be subject to wide fluctuations. The market price of our shares is, and will be, subject to a number of factors, including:

•	actual or anticipated fluctuations in our revenue and other operating results;
•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
•

actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•	lawsuits threatened or filed against us; and
•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

These factors may materially and adversely affect the market price of our shares and result in substantial losses by our investors.

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We cannot assure you that our ordinary shares will remain listed on Nasdaq or any other securities exchange.

On April 22, 2024, we received a written notice from Nasdaq that we were not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. Under Nasdaq Listing Rule 5810(c)(3)(A), we were granted a period of 180 calendar days, or until October 21, 2024, to regain compliance with the minimum bid price requirement. On October 22, 2024, Nasdaq granted us an additional 180 calendar day period, or until April 21, 2025 (the “Second Compliance Period”), to regain compliance with the minimum bid price requirement. While Nasdaq’s notice does not result in the immediate delisting of our ordinary shares, and we intend to regain compliance with Nasdaq’s minimum bid price requirement during the Second Compliance Period, there can be no assurances, however, that we will be successful in satisfying the minimum bid price requirement or the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq. It is possible that we will fail to comply with the continued listing requirement of Nasdaq Marketplace Rule 5550(a)(2) again or any other listing requirements. In the event that we fail to satisfy applicable listing standards or if we cannot regain compliance timely, Nasdaq may delist our shares which would in turn cause the value of our ordinary shares to significantly decline or be worthless.

We have not paid and do not intend to pay dividends on our ordinary shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary shares since inception, and do not intend to pay any dividends on our ordinary shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ordinary shares after price appreciation, which may never occur, in order to realize a return on your investment.

Risks Related to Doing Business in China

Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the growth of our business and our competitive position.

The majority of our business operations are conducted in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. The PRC government exercises significant control over China’s economic growth through strategical allocation of resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. While the Chinese economy has experienced significant growth in the past decades, growth has been uneven, both geographically and among various sectors of the economy. The growth of the Chinese economy may not continue at a rate experienced in the past, and the impact of COVID-19 on the Chinese economy may continue. Any prolonged slowdown in the Chinese economy may reduce the demand for our services and materially and adversely affect our business and results of operations. Furthermore, any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China. Our PRC subsidiaries are subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

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The PRC government exerts substantial influence over the manner in which we conduct our business through our subsidiaries in China and may intervene in or influence the operations of our subsidiaries at any time, which could result in a material change in our operations and cause the value of our ordinary shares to significantly decline or become worthless.

The Chinese government has exercised, and may continue to exercise, substantial influence or control over virtually every sector of the Chinese economy through regulation and state ownership. The government has significant oversight and discretion over the conduct of our business and may intervene or influence the operations of subsidiaries as the government deems appropriate to further regulatory, political and societal goals. Our ability to operate in mainland China could be undermined if our Chinese subsidiaries are not able to obtain or maintain approvals to operate in mainland China. The central or local governments could impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. The Chinese government has published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industries that could require us to seek permission from Chinese authorities to continue to operate our business, which may adversely affect our business, financial condition and results of operations.

Recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in mainland China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action taken by the Chinese government could significantly limit or completely hinder our ability to offer or continue to offer ordinary shares to our investors and could cause the value of our ordinary shares to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ). On July 24, 2021, the General Office of the Central Committee of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

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On November 14, 2021, the CAC released the Regulations on the Network Data Security Management (Draft for Comments), or the Data Security Management Regulations Draft, to solicit public opinion and comments. Pursuant to the Data Security Management Regulations Draft, data processor holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. Data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. According to the latest amended Cybersecurity Review Measures, which was promulgated on December 28, 2021 and became effective on February 15, 2022, and replaced the Cybersecurity Review Measures promulgated on April 13, 2020, online platform operator holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. Since the Cybersecurity Review Measures is new, the implementation and interpretation thereof is not yet clear. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we file for approval for this offering.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court. Given that the above mentioned newly promulgated laws, regulations and policies were recently promulgated or issued, and have not yet taken effect (as applicable), their interpretation, application and enforcement are subject to substantial uncertainties.

On July 7, 2022, the CAC promulgated the Outbound Data Transfer Security Assessment Measures, which became effective on September 1, 2022. According to the Outbound Data Transfer Security Assessment Measures, to provide data abroad under any of the following circumstances, a data processor shall declare security assessment for its outbound data transfer to the CAC through the local cyberspace administration at the provincial level: (i) where the data processor will provide important data abroad; (ii) where CIIO or the data processor processing the personal information of more than one million individuals will provide personal information abroad; (iii) where the data processor who has provided personal information of 100,000 individuals or sensitive personal information of 10,000 individuals in total abroad since January 1 of the previous year, will provide personal information abroad; and (iv) other circumstances where the security assessment is required as prescribed by the CAC. Prior to declaring security assessment for outbound data transfer, the data processor shall conduct self-assessment on the risks of the outbound data transfer. For outbound data transfers that have been carried out before the effectiveness of the Outbound Data Transfer Security Assessment Measures, if it is not in compliance with these measures, rectification shall be completed within six months starting from September 1, 2022. The Outbound Data Transfer Security Assessment Measures does not clearly state whether collection of personal information from PRC individuals by an offshore entity shall be deemed as outbound data transfer, therefore, there remains uncertainty whether such measures shall be applied to us and our subsidiaries. Even such measures apply to our subsidiaries, none of our subsidies collects a large amount of personal information from PRC individuals or reach threshold of 100,000 individuals’ personal information. The personal information collected by our subsidiaries are mainly related to our product sales, customers, suppliers or partners, which is less likely to be deemed as sensitive personal information and is less likely to have a bearing on national security, thus it may not be classified as important data by the authorities. As advised by our PRC counsel that the security assessment for cross-border data transfer is less likely applicable to us to date. However, as advised by our PRC counsel, since the Outbound Data Transfer Security Assessment Measures is relatively new, there remain substantial uncertainties about its interpretation and implementation, the specific applicability of the Outbound Data Transfer Security Assessment Measures still subject to further interpretation of the PRC authorities. As of the date of this prospectus, we have not received any penalty, investigation or warning with respect to our business operation from the CAC, nor have we received any notice or instructions from the CAC requiring us to declare a security assessment. Furthermore, as of the date of this prospectus, implementation rules for the rectification requirements have not been issued and we have not started rectifications. We will continually monitor our compliance status in accordance with the latest developments in applicable regulatory requirements. If it is determined in the future that we are required to declare a security assessment, it is uncertain whether we can or how long it will take us to complete such declaration or rectification.

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We are required to complete filing procedures with the CSRC in connection with securities issuance and may be subject to the approval, filing or other procedures with other Chinese regulatory authorities in connection with securities offerings under PRC law, and we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the Cyberspace Administration of China (the “CAC”) published the Administration Regulations on Network Data Security (Draft for Comments), or the Draft Measures for Network Data Security, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. The CAC solicited comments on this draft, but there is no timetable as to when it will be enacted.

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On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also set out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. As a result, we are required to file with the CSRC within three business days after the completion of any securities offerings pursuant to this prospectus. We begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course after our securities offerings. However, if we do not complete the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

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As of the date of this prospectus, according to our PRC counsel, although we are required to complete the filing procedure in connection with our offering under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. If it is determined that we are subject to filing requirements imposed by the CSRC under the Overseas Listing Rules or approvals from other PRC regulatory authorities or other procedures, including the cybersecurity review under the revised Cybersecurity Review Measures, for our future securities offerings, it would be uncertain whether we can or how long it will take us to complete such procedures or obtain such approval and any such approval could be rescinded. Any failure to obtain or delay in completing such procedures or obtaining such approval for our offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to file with the CSRC or failure to seek approval from other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our ordinary shares..

The Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our Chinese operations.

Further, Chinese government continues to exert more oversight and control over Chinese companies in certain industries. On July 2, 2021, Chinese cybersecurity regulator announced, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s application be removed from smartphone application stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and BOSS Zhipin of Kanzhun Limited (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

Our PRC subsidiaries are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

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The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures (2020 Version), which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. In addition, a cybersecurity review is required where critical information infrastructure operators, or the “CIIOs,” purchase network-related products and services, which products and services affect or may affect national security. On December 28, 2021, the Cybersecurity Review Measures (2021 Version) was promulgated and became effective on February 15, 2022 and the Cybersecurity Review Measures (2020 Version) was repealed at the same time. The Cybersecurity Review Measures (2021 Version) iterates that the procurement of any network product or service by CIIOs or the conducting of data processing activities by online platform operators, that affects or may affect national security, shall be subject to a cybersecurity review and any online platform operators controlling personal information of more than 1 million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides that a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future. And on November 14, 2021, the CAC published the Administrative Regulations Draft. The Administrative Regulations Draft provide that data processing operators engaging in data processing activities that affect or may affect national security must be subject to the cybersecurity review. According to the Cybersecurity Review Measures (2021 Version) and the Administrative Regulations Draft, a cybersecurity review is conducted by the CAC, to assess potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The state establishes a data classification protection system. According to the impact and importance of data on national security, public interests or the legitimate rights and interests of individuals and organizations, data are divided into general data, important data and core data, and different protection measures are taken for different levels of data. The state focuses on the protection of personal information and important data, and strictly protects core data. The Cybersecurity Review Measures (2021 Version) and the Administrative Regulations Draft further require that online platform operators and data processing operators that possess personal data of at least one (1) million users must apply for a cybersecurity review, if they plan to conduct listings in foreign countries. The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties in how the relevant legal requirements apply to us and our subsidiaries.

If the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese laws and regulations change or are interpreted differently in the future, the value of our ordinary shares may decline in value or become worthless.

Our business in China, through the operations of our PRC subsidiaries, are governed by PRC law, including PRC foreign investment laws and regulations, among others. On January 1, 2020, the PRC Foreign Investment Law, or the Foreign Investment Law, and the Regulations for Implementation of the Foreign Investment Law of the People’s Republic of China, or the Implementation Regulations, came into effect and replaced the trio of prior laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The relevant PRC Telecommunications Regulations require a telecommunication service provider in China to obtain an operating license from the Ministry of Industry and Information Technology, or MIIT, or its provincial counterparts, prior to commencement of operations. Foreign direct investment in telecommunications companies in China is governed by the Administrative Rules on Foreign-invested Telecommunications Enterprises, or the FITE Regulations, which was issued by the State Council on December 11, 2001 and amended on February 6, 2016. On March 29, 2022, the State Council issued the Decision on Revising or Abolishing Some Administrative Regulations which will take effective May 1, 2022, made certain significant changes to the 2016 FITE Regulations. Under the 2016 FITE Regulations, a foreign investor who invests in a value-added telecommunications business in the PRC must possess prior experience in and a proven track record of operating value-added telecommunications businesses overseas (the “Qualification Requirements”), while the 2022 Decision repeals the Qualification Requirements. Therefore, the restrictions of Qualification Requirements no longer apply to foreign investors. Investments in the PRC by foreign investors and foreign-invested enterprises are also regulated by the Catalogue of Industries in which Foreign Investment is Encouraged (2020 Edition), or the 2020 Catalogue, and the Special Administrative Measures for Foreign Investment Access (Negative List 2021), or the 2021 Negative List. Under the Circular on Loosening the Restriction on Foreign Shareholdings in Online Data Processing and Transaction Processing Business (for E-commerce), or Circular 196, issued by MIIT on June 19, 2015, foreign investors may hold up to 100% of all equity interest in an online data processing and transaction processing business operating e-commerce in China. Apart from e-commerce, the 2021 Negative List also provides that foreign investors may hold 100% equity interest in domestic multi-party communications, data collection and transmission services and call centers. Pursuant to these laws and regulations, we are permitted, through our subsidiaries, to engage in food and related product purchases and sales via online channels as a provider of online data processing and transaction processing services. However, the relevant PRC foreign investment regulations are still evolving, and there have been limited guidance and interpretation with respect to these rules and regulations.

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In July 2021, the Chinese government provided new guidance on Chinese companies raising capital outside of mainland China, including through arrangements called variable interest entities, or VIEs. As of the date of this prospectus, our corporate structure contains no VIEs and we are not in an industry that is subject to foreign ownership limitations in mainland China. However, there are uncertainties with respect to the Chinese legal system and there may be changes in laws, regulations and policies, including how those laws, regulations and policies will be interpreted or implemented. If in the future the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently, the value of our securities may decline or become worthless.

In addition, pursuant to the PRC M&A Rules, an offshore special purpose vehicle formed for listing purposes and controlled directly or indirectly by Chinese companies or individuals is required to obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. However, the provisions of the M&A Rules remains unclear regarding the scope and applicability of the CSRC approval requirement. The CSRC has not issued any definitive rule or interpretations. Based on the current laws and regulations, our Chinese legal counsel has advised us that the M&A Rules and related regulations do not require the Company or its PRC subsidiaries to obtain prior approval from CSRC for the listing and trading of the Company’s shares on an overseas securities market, given that our wholly foreign-owned enterprise subsidiaries were established by direct investment, rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rules. However, there are substantial uncertainties as to how the M&A Rules are interpreted or implemented in the context of an overseas offering and our PRC counsel’s opinions stated above are subject to further changes in PRC laws or implementations and interpretations of the M&A Rules, and there can be no assurance that the PRC governmental agencies will ultimately take a view that is consistent with our PRC counsel’s opinion stated above.

If the PRC regulatory authorities were to find our legal structure and operations in the PRC to be in violation of any PRC laws, administrative regulations or provisions, we are uncertain what impact of PRC regulatory authorities’ actions would have on us and our subsidiaries and we may lose our right to operate in China through our investment and ownership in our PRC subsidiaries. If the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently in the future, Chinese regulatory authorities could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We previously operated our e-commerce websites and online product sales through certain contractual arrangements with Nongyuan Network; if the PRC government determines that these contractual arrangements did not comply with PRC regulations relative to certain industries, or if these regulations or the interpretation of existing regulations change in the future, or if the PRC government disallow our holding company structure, we could be subject to severe penalties or other adverse consequences, which would likely result in a material adverse change in our operations, and FAMI shares may decline significantly in value or become worthless.

Foreign ownership of internet-based businesses, such as provision of internet information services platform and other value-added telecommunication services, are subject to restrictions under current PRC laws and regulations. The PRC government regulates telecommunications-related businesses through special licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunications-related businesses.

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We are a Cayman Islands company, we are classified as a foreign enterprise under PRC laws and regulations, and most of our PRC subsidiaries are considered foreign-invested enterprises, or FIEs. Previously while most of our business operations were conducted by our PRC subsidiaries, our e-commerce websites and product sales via online and e-commerce channels, which accounted for a small portion of our business, were operated through contractual arrangements with Nongyuan Network, a VIE, and its shareholder. Nongyuan Network had held a ICP license to provide internet information services in PRC according the regulations in China, Those contractual arrangements had provided our PRC subsidiaries with effective control over the VIE and enabled us to receive substantially all of the economic benefits of the VIE. As a result of the contractual agreements entered into with Nongyuan Network, we consolidated the financial results of Nongyuan Network as a VIE under U.S. GAAP. For the three fiscal years ended September 30, 2023, we generated approximately $5.5 million, $25.3 million and $20.1 million, respectively, in revenue from the operations of Nongyuan Network and its subsidiaries.  Following the sale of all the equity of our wholly owned subsidiaries, Farmmi Agriculture and its parent holding company, in January 2024, the contractual arrangements with Nongyuan Network were sold together with other assets of Farmmi Agriculture. As a result, we no longer have a VIE in our current corporate structure and will no longer consolidate the operation and financial results of Nongyuan Network. For a description of the historical VIE contractual arrangements, see “Historical Contractual Arrangements for E-Commerce Websites and Online Sales Operations and Recent Development” for further details.

Our PRC legal counsel, Zhejiang Zhengbiao Law Firm, has advised that our previous corporate structure including a VIE and the contractual arrangements among Farmmi Agriculture, the VIE and its shareholder were not in violation of the then-existing PRC laws, rules and regulations and that those previous contractual arrangements were valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations then in effect. However, there are substantial uncertainties regarding the interpretation and enforcement of PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with that of our PRC counsel.

Our PRC legal counsel has further advised that if the PRC government authority finds that our previous corporate structure, contractual arrangements with the VIE or the reorganization to establish our current corporate structure did not comply with any applicable PRC laws, rules or regulations, the contractual arrangements with the VIE could be found invalid or unenforceable retroactively, and we could be subject to severe penalties.

Our current corporate structure does not contain any VIE and we have no intention establishing any VIEs in the future, if PRC laws and regulations change, or the interpretation or enforcement of PRC laws and regulations changes and the VIE structure is retroactively disallowed, we and our PRC subsidiaries could be subject to severe penalties or other adverse consequences, which could materially and adversely affect our financial condition and results of operations, and our securities may decline significantly in value or become worthless.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completed our auditors for two consecutive years.

In recent years, U.S. regulatory authorities have continued to express their concerns about challenges in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. As part of a continued regulatory focus in the United States on access to audit and other information, the Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCAA also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s auditor for three consecutive years since 2021, the SEC shall prohibit its securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The interim final rule applies to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Consistent with the HFCAA, the interim final rule requires the submission of documentation to the SEC establishing that such a registrant is not owned or controlled by a government entity in that foreign jurisdiction and also requires disclosure in a foreign issuer’s annual report regarding the audit arrangements of, and government influence on, such registrants. On May 13, 2021, the PCAOB issued proposed PCAOB Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act for public comment. The proposed rule provides a framework for making determinations as to whether PCAOB is unable to inspect an audit firm in a foreign jurisdiction, including the timing, factors, bases, publication and revocation or modification of such determinations, and such determinations will be made on a jurisdiction-wide basis in a consistent manner applicable to all firms headquartered in the jurisdiction. In November 2021, the SEC approved PCAOB Rule 6100. On December 2, 2021, the SEC adopted amendments to final rules implementing the disclosure and submission requirements of the HFCAA.

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On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the PCAOB signed a SOP with the CSRC and the MOF of the PRC regarding cooperation in the oversight of PCAOB-registered public accounting firms in the PRC and Hong Kong which establishes a method for the PCAOB to conduct inspections of PCAOB-registered public accounting firms in the PRC and Hong Kong, as contemplated by the Sarbanes-Oxley Act. Under the agreement, (a) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates without consultation with, or input from, PRC authorities; (b) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (c) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates; and (d) the PCAOB shall have the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act, and the SEC can use the information for all regulatory purposes, including administrative or civil enforcement actions. The PCAOB was required to reassess its determinations as to whether it is able to carry out inspections and investigations completely and without obstruction by the end of 2022. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Congress passed fiscal year 2023 Omnibus spending legislation in December 2022, which contained provisions to accelerate the HFCAA timeline for implementation of trading prohibitions from three years to two years. As a result, the SEC is required to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections or complete investigations for two consecutive years.

Our auditor, YCM CPA Inc., an independent registered public accounting firm that is headquartered in the United States, is a firm registered with the U.S. Public Company Accounting Oversight Board (the “PCAOB”), and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. YCM CPA Inc. has been subject to PCAOB inspections, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination. Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections or investigations of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

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U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. The anticorruption program also requires that clauses mandating compliance with our policy be included in all contracts with foreign sales agents, sales consultants and distributors and that they certify their compliance with our policy annually. It further requires that all hospitality involving promotion of sales to foreign governments and government-owned or controlled entities be in accordance with specified guidelines. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law, or the EIT Law, that became effective in January 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation, or the SAT, specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters.

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Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups or by PRC or foreign individuals.

If the PRC tax authorities determine that the actual management function of FAMI is within the territory of China, Farmmi may be deemed to be a PRC resident enterprise for PRC enterprise income tax purposes and a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. As of the date of this prospectus, we have not been notified or informed by the PRC tax authorities that we have been deemed to be a resident enterprise for the purpose of the EIT Law.

Finally, dividends payable by us to our investors and gains on the sale of our shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our shares.

PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into these subsidiaries, limit these PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, the State Administration of Foreign Exchange, or SAFE, promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

These circulars require PRC residents to register with qualified banks in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, which is referred to in SAFE Circular 37 as a “special purpose vehicle.” These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiary of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

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While Ms. Yefang Zhang, a citizen of Saint Lucia, is not required to register with qualified bank according to the various SAFE registration requirements, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations. The failure or inability of such individuals to comply with the registration procedures set forth in these regulations may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect our business operations or future strategy. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by the SAT on December 10, 2009, where a foreign investor transfers the equity interests of a resident enterprise indirectly via disposition of the equity interests of an overseas holding company, or an “indirect transfer,” and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report the indirect transfer to the competent tax authority. The PRC tax authority will examine the true nature of the indirect transfer, and if the tax authority considers that the foreign investor has adopted an “abusive arrangement” in order to avoid PRC tax, it may disregard the existence of the overseas holding company and re-characterize the indirect transfer and as a result, gains derived from such indirect transfer may be subject to PRC withholding tax at a rate of up to 10%.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or SAT Bulletin 7, to supersede existing provisions in relation to the “indirect transfer” as set forth in Circular 698, while the other provisions of Circular 698 remain in force. Pursuant to SAT Bulletin 7, where a non-resident enterprise indirectly transfers properties such as equity in PRC resident enterprises without any justifiable business purposes and aiming to avoid the payment of enterprise income tax, such indirect transfer must be reclassified as a direct transfer of equity in PRC resident enterprise. To assess whether an indirect transfer of PRC taxable properties has reasonable commercial purposes, all arrangements related to the indirect transfer must be considered comprehensively and factors set forth in SAT Bulletin 7 must be comprehensively analyzed in light of the actual circumstances. SAT Bulletin 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

There is little practical experience regarding the application of SAT Bulletin 7 because it was issued in February 2015. During the effective period of SAT Circular 698, some intermediary holding companies were actually looked through by the PRC tax authorities, and consequently the non-PRC resident investors were deemed to have transferred the PRC subsidiary and PRC corporate taxes were assessed accordingly. It is possible that we or our non-PRC resident investors may become at risk of being taxed under SAT Bulletin 7 and may be required to expend valuable resources to comply with SAT Bulletin 7 or to establish that we or our non-PRC resident investors should not be taxed under SAT Bulletin 7, which may have an adverse effect on our financial condition and results of operations or such non-PRC resident investors’ investment in us.

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Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our company in the Cayman Islands may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. For foreign investors, after reporting and being reviewed and approved by the appropriate government authorities, the foreign investors can transfer money through banks and other payment institutions, but the daily limit is $50,000 and the amount of each remittance cannot exceed $10,000. In addition, we can also distribute and transfer profits or dividends through our overseas third-party institutions in accordance with the law. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our company in the Cayman Islands may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. For foreign investors, after reporting and being reviewed and approved by the appropriate government authorities, the foreign investors can transfer money through banks and other payment institutions, but the daily limit is $50,000 and the amount of each remittance cannot exceed $10,000. In addition, we can also distribute and transfer profits or dividends through our overseas third-party institutions in accordance with the law. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

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We are subject to exchange rate risk between U.S. dollar and Renminbi because we sell our products in U.S. dollar from time to time, and our export distributors settle in U.S. dollar and these distributors may also be affected by U.S. dollar exchange rate. If China’s currency appreciates, our products may become more expensive to export to other countries and our sales may be negatively affected by the appreciation.

Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive upon cash exercises, if any, of the warrants to purchase the ordinary shares offered hereby into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules,” adopted by six PRC regulatory agencies in 2006 and amended in 2009, and recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the Ministry of Commerce when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the Prior Notification Rules, issued by the State Council in August 2008 is triggered. In addition, the security review rules issued by the Ministry of Commerce that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions. It is clear that our business would not be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the Ministry of Commerce or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

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The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect our business and our results of operations.

The PRC Labor Contract Law became effective and was implemented on January 1, 2008, which was amended on December 28, 2012. It has reinforced the protection of employees who, under the PRC Labor Contract Law, have the right, among others, to have written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. According to the PRC Social Insurance Law, which became effective on July 1, 2011, and the Administrative Regulations on the Housing Funds, Companies operating in China are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance and housing funds plans, and the employers must pay all or a portion of the social insurance premiums and housing funds for their employees.

As a result of these laws and regulations designed to enhance labor protection, we expect our labor costs will continue to increase. In addition, as the interpretation and implementation of these laws and regulations are still evolving, our employment practice may not at all times be deemed in compliance with the new laws and regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and results of operations may be adversely affected.

Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

We are a holding company incorporated in the Cayman Islands. We may need dividends and other distributions on equity from our PRC subsidiaries to satisfy our liquidity requirements. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, Our PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

 In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our PRC subsidiaries’ ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends to us to make payments to us may restrict our ability to satisfy our liquidity requirements.

In addition, the EIT Law, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Our business may be materially and adversely affected if any of our PRC subsidiaries declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiaries hold certain assets that are important to our business operations. If any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

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USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Ordinary Shares under this prospectus. We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholders pursuant to this prospectus. We may receive cash proceeds equal to the total exercise price of the Warrants to the extent that they are exercised using cash. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

The Selling Shareholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of such Ordinary Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of such Ordinary Shares covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, and expenses of compliance with state securities or “blue sky” laws.

We cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

See “Plan of Distribution” elsewhere in this prospectus for more information.

CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of March 31, 2024;
●

on a pro forma basis to give effect to: (a) the issuance and sale of 3,433,167 ordinary shares and 3,433,167 Series A Warrants exercisable into up to 12,874,377 ordinary shares in accordance with the terms therein, and (b) the issuance of 200,000 ordinary shares since March 31, 2024 upon the conversion of partial outstanding balance of approximately $0.2 million of the September 2022 Note; and

●	on a pro forma as adjusted basis to give effect to the full exercise of 3,433,167 Series A Warrants and issuance of up to 12,874,377 ordinary shares underlying such Warrants.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our financial statements and the notes thereto incorporated by reference into this prospectus.

	As of March 31, 2024
		Pro	Pro Forma As
	Actual	Forma	Adjusted
	(in U.S. dollars, except per share data)
Cash	$1,124,449	$1,893,303	$4,468,178
Total Current Assets	155,268,117	156,036,971	158,611,846
Total Assets	171,910,688	172,679,542	175,254,417

Current Liabilities	7,119,183	6,919,183	6,919,183
Total Liabilities	7,555,725	7,355,725	7,355,725

Shareholders’ Equity:
Ordinary Shares, par value $0.20, 500,000,000, 500,000,000 and 500,000,000 shares authorized and 7,045,786, 10,678,953 and 23,553,330 shares issued and outstanding - actual, pro forma and pro forma as adjusted	1,409,158	2,135,791	4,710,666
Additional paid-in capital	161,335,175	161,577,396	161,577,396
Statutory reserves	719,996	719,996	719,996
Retained earnings	18,511,613	18,511,613	18,511,613
Accumulated other comprehensive income (loss)	(17,620,979)	(17,620,979)	(17,620,979)
Total Equity	164,354,963	165,323,817	167,898,692
Total Liabilities and Equity	171,910,688	172,679,542	175,254,417

The preceding table excludes as of March 31, 2024, 2,857 ordinary shares reserved under our 2018 share incentive plan.

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SELLING SHAREHOLDERS

On August 22, 2024, we entered into a definitive securities purchase agreement, or the Purchase Agreement, with the Selling Shareholders, pursuant to which the Company offered to sell to the Selling Shareholders an aggregate of 3,433,167 Shares in a registered direct offering and 3,433,167 Series A Warrants to purchase ordinary shares in a concurrent private placement (the “August 2024 PIPE”) for gross proceeds of approximately $1.03 million (the “Offering”) before deducting the placement agent’s fees and other estimated offering expenses. The Offering closed on August 26, 2024.

The Warrants are exercisable immediately following issuance at an initial exercise price of $0.75 per ordinary share and expire 5 years from the date of issuance. The exercise price and the number of ordinary shares issuable upon the exercise of the Warrants, or the Warrant Shares, are subject to adjustment upon the occurrence of certain events, including stock dividends or share splits, business combination, other recapitalization transactions or similar transactions. The exercise price of the Warrants is subject to an adjustment in the event that the Company issues or is deemed to issue ordinary shares for less than the applicable exercise price of the Warrants. Additionally, on the Reset Date (as defined in the Warrant) the exercise price will be adjusted to the reset price of $0.20 (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events). Upon such reset of the exercise price, the number of Warrant Shares will be proportionately increased such that the aggregate exercise price payable for the adjusted number of Warrant Shares will be the same as the aggregate exercise price on the date of issuance for the Warrant Shares then outstanding. The Reset Date is the earlier of the trading day after the date on which the Warrant Shares have become registered or transferable pursuant to Rule 144 without restriction or the trading day after 12 months and 30 trading days from the issuance date of the Warrants. The Warrants and the Warrant Shares underlying the Warrants were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

In connection with the Purchase Agreement and pursuant to a registration rights agreement between us and the Selling Shareholders dated August 22, 2024, or the Registration Rights Agreement, we agreed to file the registration statement of which this prospectus forms a part, to register the resale of the Shares pursuant to this prospectus in accordance with the Registration Rights Agreement.

The Shares being offered by the Selling Shareholders are the ordinary shares issuable to the Selling Shareholders upon exercise of the Warrants pursuant to the Purchase Agreement. We are registering those ordinary shares in order to permit the Selling Shareholders to offer the Shares for resale from time to time. Except for the ownership of ordinary shares and the Warrants acquired in the August 2024 PIPE transaction and of securities acquired by some of the Selling Shareholders in our previous offerings, the Selling Shareholders have not had any material relationship with us within the past three years.

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The following table sets forth certain information with respect to each Selling Shareholder, including (i) the ordinary shares beneficially owned by the Selling Shareholder prior to this offering, (ii) the number of Shares to be sold by the Selling Shareholder pursuant to this prospectus, and (iii) the Selling Shareholder’s beneficial ownership after completion of this offering. The registration of the Shares does not necessarily mean that the Selling Shareholders will sell all or any of such Shares, but the number of the ordinary shares and percentages set forth in the final two columns below assume that all Shares being offered by the Selling Shareholders pursuant to this prospectus are sold. The final two columns also assume the exercise of all of the Warrants held by the Selling Shareholders as of October 28, 2024, without regard to any limitations on exercise described in this prospectus or in the Warrants. See “Plan of Distribution.”

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of at least the number of Ordinary Shares issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants.

Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to This Offering(1)(2)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus(3)	Ordinary Shares Owned Immediately Following Sale of Maxim Number of Shares in This Offering(4)	Percentage of Ordinary Shares Owned After This Offering
Armistice Capital Master Fund Ltd(5)	900,000	3,375,000	-	-
Intracoastal Capital, LLC(6)	803,000	3,011,250	-	-
Bigger Capital Fund, LP(7)	530,000	1,987,500	-	-
CVI Investments, Inc.(8)	333,500	1,250,625	-	-
L1 Capital Global Opportunities Master Fund(9)	300,000	1,125,000	-	-
SHN Financial Investments Ltd.(10)	250,000	937,500	-	-
KBB Asset Management LLC(11)	166,667	625,002	-	-
Orca Capital(12)	150,000	562,500	-	-

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary Shares subject to warrants currently exercisable, or exercisable within 60 days of October 28, 2024 are counted as outstanding for computing the percentage of each of the Selling Shareholders holding such options or warrants but are not counted as outstanding for computing the percentage of any other Selling Shareholders. Percentage of shares beneficially owned is based on 10,678,953 Ordinary Shares outstanding on October 28, 2024.

(2)

Represents the number of Ordinary Shares beneficially owned by each Selling Shareholder as of October 28, 2024, based on its previous ownership of our ordinary shares if any, and ownership of the Shares and the Warrants issued in the August 2024 PIPE, assuming exercise of the Warrants and any other instruments exercisable into Ordinary Shares held by the Selling Shareholders on that date, without regard to any limitations on exercises.

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(3)	Represents the number of ordinary shares being offered by this prospectus by the Selling Shareholders.

(4)	Represents the number of Ordinary Shares issued or issuable upon the exercise of Outstanding Warrants issued prior to the August 2024 PIPE.

(5)

Consists of 900,000 ordinary shares issuable upon the exercise of the Series A Warrants issued in the August 2024 PIPE, which, subject to certain conditions, may be exercisable into a maximum of 3,375,000 ordinary shares. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Shareholder from exercising that portion of the warrants that would result in the Selling Shareholder and its affiliates owning, after exercise, a number of ordinary shares in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(6)

Consists of 803,000 ordinary shares issuable upon the exercise of the Series A Warrants, which, subject to certain conditions, may be exercisable into a maximum of 3,011,250 ordinary shares. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the securities reported herein that are held by Intracoastal. The address of Intracoastal Capital, LLC is 245 Palm Trail, Delray Beach, FL 33483.

(7)

Consists of 530,000 ordinary shares issuable upon the exercise of the Series A Warrants, which, subject to certain conditions, may be exercisable into a maximum of 1,987,500 ordinary shares. Michael Bigger is the control person of Bigger Capital Fund, LP. The address of Bigger Capital Fund, LP is 11700 W Charleston Blvd 170-659, Las Vegas, NV 89135.

(8)

Consists of 333,500 ordinary shares issuable upon the exercise of the Series A Warrants, which, subject to certain conditions, may be exercisable into a maximum of 1,250,625 ordinary shares. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as President of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering. The address of CVI Investments, Inc. is 101 California Street, Suite 3250, San Francisco, California 94111.

(9)

Consists of 300,000 ordinary shares issuable upon the exercise of the Series A Warrants, which, subject to certain conditions, may be exercisable into a maximum of 1,125,000 ordinary shares. David Feldman and Joel Arber are the control persons of L1 Capital Global Opportunities Master Fund. The address for L1 Capital Global Opportunities Master Fund is 1688 Meridian Ave, Level 6, Miami Beach, FL 33139.

(10)

Consists of 250,000 ordinary shares issuable upon the exercise of the Series A Warrants, which, subject to certain conditions, may be exercisable into a maximum of 937,50 ordinary shares. Mr. Hadar Shamir and Mr. Nir Shamir are deemed to beneficially own such securities and are the control persons for SHN Financial Investments Ltd. The address for SHN Financial Investments Ltd is 3 Arik Einstein Street, Herziliya 4610301, Israel.

(11)

Consists of 166,667 ordinary shares issuable upon the exercise of the Series A Warrants, which, subject to certain conditions, may be exercisable into a maximum of 625,002 ordinary shares. Steve Segal is the control person of KBB Asset Management LLC. The address of KBB Asset Management LLC is 47 Calle Del Sur, Palm Coast, FL 32137.

(12)

Consists of 150,000 ordinary shares issuable upon the exercise of the Series A Warrants, which, subject to certain conditions, may be exercisable into a maximum of 562,500 ordinary shares. Thomas Koenig is deemed to beneficially own such securities and is the control person of Orca Capital. The address of Orca Capital is Sperlring 2, 85276 Pfaffenhofen/Ilm (CIBC World Markets, Attn. Abid Patel, 199 Bay Street Commerce Court West B2 Level, Toronto ON M5L 1G9).

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PLAN OF DISTRIBUTION

We are registering the Ordinary Shares offered by this prospectus on behalf of the Selling Shareholders. The Selling Shareholders, which, as used herein, includes donees, pledgees, transferees, or other successors-in-interest selling Ordinary Shares or interests in Ordinary Shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution, or other non-sale related transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their Ordinary Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by such shareholder and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee, or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders may use any one or more of the following methods when disposing of their shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the effective date of the registration statement of which this prospectus forms a part;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

In connection with the sale of Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction).

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If the Ordinary Shares are sold through broker dealers, the Selling Shareholders will be responsible for discounts or commissions or agent’s commissions. The aggregate proceeds to the Selling Shareholders from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders also may resell all or a portion of the Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers, or agents that participate in the sale of our Ordinary Shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. If a Selling Shareholder is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

To the extent required, the Ordinary Shares to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers, or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth, if appropriate, in a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Shareholders and any other person participating in a distribution of the Ordinary Shares covered by this prospectus will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Shareholders and any other such person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the Ordinary Shares.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability duly registered  with the Cayman Islands Registrar of Companies. Our affairs are governed by our Third Amended and Restated Memorandum and Articles of Association, as amended (the “Amended and Restated Memorandum and Articles of Association”), the Companies Act (as revised) of the Cayman Islands (the “Companies Act”), which is referred to as the Companies Act below, and the ordinary law of the Cayman Islands. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.

As of the date of this prospectus, our authorized share capital is US$100,000,000 divided into 500,000,000 ordinary shares of US$0.20 par value each, of which 10,678,953 are issued and outstanding.

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our Amended and Restated Memorandum and Articles of Association do not permit us to issue bearer shares.

Listing

Our ordinary shares list on the Nasdaq Capital Market under the symbol “FAMI.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Corporation.

Subject to the provisions of the Amended and Restated Memorandum and Articles of Association, our board of directors has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in our capital without the approval of shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. We will not issue bearer shares.

Subject to the provisions of the Amended and Restated Memorandum and Articles of Association, our board of directors, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors’ duty of acting in our best interest, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of ordinary shares. Issuance of these preferred shares may dilute the voting power of holders of our ordinary shares.

Fiscal Year

Our fiscal year begins on October 1 of each year and ends on September 30 of the next calendar year.

Record Dates

For the purpose of determining shareholders entitled to notice of, or to vote at any general meeting of shareholders or any adjournment thereof, or shareholders entitled to receive dividend or other distribution payments, or in order to make a determination of shareholders for any other purpose, our board of directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed forty (40) clear days prior to the date where the determination will be made. If the Register shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members, the Register shall be so closed for at least ten (10) clear days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register. In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any dividend or other distribution, or in order to make a determination of Members for any other purpose. If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend or other distribution, the date on which notice of the meeting is sent or posted or the date on which the resolution of the Directors resolving to pay such dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members.

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General Meetings of Shareholders

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or installments then payable by such shareholder to us in respect of our ordinary shares must have been paid.

Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote, and on a poll every shareholder present (and every person representing a shareholder by proxy) shall have one vote per ordinary share of which he is the holder.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call annual general meetings; however, our Amended and Restated Articles of Association provide that in each year we will hold an annual general meeting of shareholders at a time determined by our board of directors. For the annual general meeting of shareholders the agenda will include, among other things, the adoption of our annual accounts and the appropriation of our profits. In addition, the agenda for a general meeting of shareholders will only include such items as have been included therein by the board of directors.

Also, we may, but are not required to (unless required by the Act), in each year hold any other extraordinary general meeting.

The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Articles of Association provide that upon the requisition of shareholders representing not less than two-thirds of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our Amended and Restated Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Subject to regulatory requirements, our annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to receive notice, with regards to an annual general meeting, and the holders of 95% in par value of the shares entitled to receive notice of an extraordinary general meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

We will give notice of each general meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with Cayman Islands law, Nasdaq Capital Market and SEC requirements. The holders of registered shares may be convened for a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of our issued voting shares entitled to vote upon the business to be transacted.

A resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution of a duly constituted general meeting of the Company to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote of not less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain matters described below which require an affirmative vote of two-thirds). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our Amended and Restated Articles of Association.

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Our Amended and Restated Articles of Association provide that the affirmative vote of two-thirds of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting shall be required to approve any amendments to any provisions of our Amended and Restated Articles of Association that relate to or have an impact upon the procedures regarding the election, appointment, removal of directors and size of the board.

Pursuant to our Amended and Restated Articles of Association, the general meeting of shareholders is chaired by the chairman of our board of directors. If the chairman of our board of directors is absent, the directors present at the meeting shall appoint one of them to be chairman of the general meeting. If neither the chairman nor another director is present at the general meeting of shareholders within fifteen minutes after the time appointed for holding the meeting, the directors present may elect any one of them to be chairman. The order of business at each meeting shall be determined by the chairman of the meeting, and he or she shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.

Liquidation Rights

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.

If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie the whole or any part of our assets and may, for such purpose, value any assets and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of a special resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Changes to Capital

Pursuant to our Amended and Restated Articles of Association, we may from time to time by ordinary resolution passed by a simple majority of the votes cast at a duly constituted general meeting alter or amend the Memorandum contained in our Amended and Restated Articles of Association to:

•	increase our capital by such sum, to be divided into shares of such amounts, as the relevant resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•	sub-divide our existing shares, or any of them, into shares of smaller amounts than is fixed pursuant to our Amended and Restated Articles of Association; and

•

cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled, subject to the provisions of the Companies Act.

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In addition, subject to the provisions of the Companies Act and our Amended and Restated Articles of Association, we may:

•	issue shares on terms that they are to be redeemed or are liable to be redeemed;

•	purchase our own shares (including any redeemable shares); and

•	make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of our capital.

Transfer of Shares

Subject to any applicable restrictions set forth in our Amended and Restated Articles of Association, any of our shareholders may transfer all or a portion of their ordinary shares by an instrument of transfer in the usual or ordinary form or in the form prescribed by the Nasdaq Capital Market or in any other form which our board of directors may approve.

We have received approval to have our ordinary shares listed on the Nasdaq Capital Market. Our ordinary shares will be traded in book-entry form and may be transferred in accordance with our Amended and Restated Articles of Association and the rules and regulations of such exchange.

Our board of directors may, in its absolute discretion, refuse to register a transfer of any ordinary share that is not a fully paid up share to a person of whom it does not approve, or any ordinary share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any ordinary share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to register any transfer of any registered ordinary share unless:

•	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to us in respect thereof;

•	instrument of transfer is in respect of only one class of shares;

•	the ordinary shares transferred are fully paid and free of any lien;

•

the instrument of transfer is lodged at the registered office or such other place (i.e., our transfer agent) at which the register of shareholders is kept in accordance with the accompanied by any relevant share certificate(s) and/or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and

•	if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Share Repurchase

We are empowered by the Companies Act and our Amended and Restated Articles of Association to purchase our own shares, subject to certain restrictions. Our board of directors may only exercise this power on our behalf, subject to the Companies Act, our Amended and Restated Articles of Association and to any applicable requirements imposed from time to time by the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

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Dividends and Capitalization of Profits

Subject to the Companies Act, the Company may, by ordinary resolution, declare dividends (including interim dividends) to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of funds lawfully available to us. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be paid in proportion to the number of ordinary shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

In addition, our board of directors may:

•

resolve to capitalize any undivided profits not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the our share premium account or capital redemption reserve;

•

appropriate the sum resolved to be capitalized to the shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other;

•

resolve that any shares so allotted to any shareholder in respect of a holding by him/her of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend;

•

make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under our Amended and Restated Articles of Association in fractions; and

•

authorize any person to enter on behalf of all our shareholders concerned in an agreement with us providing for the allotment of them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such shareholders.

Appointment, Disqualification and Removal of Directors

We are managed by our board of directors, which consists of a specified number of directors determined, from time to time, by a majority of the directors then in office. Our Amended and Restated Articles of Association provide that, unless otherwise determined a special resolution of shareholders in a general meeting, the minimum number of directors will be five. There are no provisions relating to retirement of directors upon reaching any age limit. Our Amended and Restated Articles of Association also provide that our board of directors must always comply with the residency and citizenship requirements of the U.S. securities laws applicable to foreign private issuers.

Our Amended and Restated Articles of Association provide that persons standing for election as directors at a duly constituted annual general meeting with requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Each director shall be appointed and elected to a term expiring at the applicable annual shareholders meeting as set forth below or at such time as such director’ successor is appointed and elected.

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Any vacancies on our board of directors arising other than upon the expiry of a Director’s term at an annual general meeting or additions to the existing board of directors can be filled only by the affirmative vote of a simple majority of the remaining directors holding office, although these directors constitute less than a quorum. Shareholders do not have the right to nominate, elect or remove directors, or to fill vacancies on our board of directors, other than upon the expiry of a director’s term at the relevant annual general meeting.

Grounds for Removing a Director

A director will be removed from office if the director:

•	becomes prohibited by law from being a director;

•	becomes bankrupt or makes any arrangement or composition with his creditors generally;

•	dies, or is, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director;

•	resigns his office by notice to us; and

•

he has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the directors resolve that his/her office be vacated.

Replacement directors must be nominated by our board of directors. Shareholders do not have the right to remove directors.

Proceedings of the Board of Directors

Our Amended and Restated Articles of Association provide that our business is managed and conducted by our board of directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the board of directors then holding office and business at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a casting vote.

Subject to the provisions of our Amended and Restated Articles of Association, our board of directors may regulate their proceedings as they determine is appropriate.

Subject to the provisions of our Amended and Restated Articles of Association, to any directions given by the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in the meeting and the listing rules of the Nasdaq Capital Market, our board of directors may from time to time at its discretion exercise all powers of our company, including to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and, subject to the Companies Act, issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

Our books of accounts shall be kept at our head office or at such other place or places as the board of directors decides and shall always be open to inspection by any director. No shareholder (other than who is a director) shall have any right to inspect any account, book or document of ours except as conferred by the Companies Act, Nasdaq listing rules or ordered by a court of competent jurisdiction or authorized by the board of directors or by Ordinary Resolution. Notwithstanding the above, our Amended and Restated Articles of Association provide our shareholders with the right to receive annual audited financial statements. Such right to receive annual audited financial statements may be satisfied by filing such annual reports as we are required to file with the SEC.

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Register of Shareholders

Under Cayman Islands law, we must keep a register of shareholders that includes:

•	the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of shareholders is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company need not issue par value or negotiable shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

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Anti-Takeover Provisions in our Amended and Restated Articles of Association

Some provisions of our Amended and Restated Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that:

•

authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders;

•	limit the ability of shareholders to requisition and convene general meetings of shareholders;

•	limit the ability of our shareholders to elect and remove our directors, and to fill any vacancy on our board of directors; and

•	limit the ability of our shareholders to amend our Amended and Restated Articles of Association.

However, under Cayman Islands law, our board of directors may only exercise the rights and powers granted to them under our Amended and Restated Articles of Association, for what they believe in good faith to be in the best interests of our company.

Protection of Minority Shareholders

The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.

Subject to the provisions of the Companies Act, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.

Notwithstanding U.S. securities laws and regulations applicable to us, general corporate claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our Amended and Restated Articles of Association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against us, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control us, and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

Differences in Corporate Law

The Companies Act is modelled after similar laws in England and Wales but does not follow recent statutory enactments in England and Wales. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.

For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by either (a) a special resolution of the shareholders of each constituent company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to: (1) the solvency of the consolidated or surviving company, (2) the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies; (3) no petition or other similar proceeding has been filed and remains outstanding and no order or resolution to wind up the company in any jurisdiction, (4) no receiver, trustee, administrator or similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or property, (5) no scheme, order, compromise or similar arrangement has been entered into or made in any jurisdiction with creditors; (6) a list of the assets and liabilities of each constituent company; (7) the non-surviving constituent company has retired from any fiduciary office held or will do so; (8) that the constituent company has complied with any requirements under the regulatory laws, where relevant; and (9) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.

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Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, may be determined by the Cayman Islands’ court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is a compromise or arrangement between the company and its members or creditors or any class(es) of them and is approved by seventy-five per cent in value of the members or each class of members with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or ultra vires and the statutory provisions as to majority votes have been complied with;

•	the classes of shareholders and creditors, if any, were properly constituted;

•

the shareholders have been fairly represented at the meeting in question, and there is no reason to believe that the views of the majority voting in favour of the scheme did not fairly represent the views of the scheme shareholders as a whole or that they were not acting bona fide or were subject to coercion;

•	the arrangement was properly explained to shareholders and creditors so that they were able to exercise informed votes;

•	the arrangement is such that it may be reasonably approved by an intelligent and honest person of that class acting in respect of their interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but if the arrangement is approved by the Court it will be binding on all objecting shareholders.

If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of U.S. corporations, or under the other statutory provisions outlined above, and allow such dissenting shareholders to receive payment in cash for the judicially determined value of their shares.

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Shareholders’ Suits

Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws or regulations.

In principle, the Company will normally be the proper plaintiff for any wrong done to it and as a general rule, whilst a derivative action may be initiated by a minority shareholder on our behalf in a Cayman Islands court, such shareholder will not be able to continue those proceedings without the permission of a Grand Court judge, who will only allow the action to continue if the shareholder can demonstrate that the Company has a good case against the Defendant, and that it is proper for the shareholder to continue the action rather than our board of directors. Examples of circumstances in which derivative actions would be likely to be permitted to continue are where:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of its authority, could be effected duly if authorized by more than a simple majority vote that has not been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

Corporate Governance

Cayman Islands law restricts transactions with directors unless there are provisions in the Articles of Association which provide a mechanism to alleviate possible conflicts of interest. Additionally, Cayman Islands law imposes on directors duties of care and skill and fiduciary duties to the companies which they serve. Under our Amended and Restated Articles of Association, a director must disclose the nature and extent of his material interest in any contract or arrangement, and the interested director may not vote at any meeting on any resolution concerning the interested matter. The interested director shall be counted in the quorum at such meeting and the resolution may be passed by a majority of the disinterested directors present at the meeting, even if the disinterested directors constitute less than a quorum.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Articles of Association provides that we shall indemnify and hold harmless our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal investigative and administrative proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we entered into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Amended and Restated Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company. Accordingly, directors owe fiduciary duties to their companies to act bona fide in what they consider to be the best interests of the company, to exercise their powers for the purposes for which they are conferred and not to place themselves in a position where there is a conflict between their personal interests and their duty to the company. Accordingly, a director owes a company a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. In addition, directors of a Cayman Islands company must not therefore place themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board of directors. Our Amended and Restated Articles of Association provides that a director must disclose the nature and extent of his material interest in any contract or arrangement, and such director may not vote at any meeting on any resolution concerning such interested matter.

A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence, which has both objective and subjective elements. Recent Cayman Islands case law confirmed that directors must exercise the care, skill and diligence that would be exercised by a reasonably diligent person having the general knowledge, skill and experience reasonably to be expected of a person acting as a director. Additionally, a director must exercise the knowledge, skill and experience which he actually possesses.

A general notice may be given at a meeting of the board of directors to the effect that (1) the director is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing be made with that company or firm; or (2) he is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing to the board of directors be made with a specified person who is connected with him or her, will be deemed sufficient declaration of interest. This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to our Amended and Restated Articles of Association and subject to any separate requirement under applicable law or the listing rules of the Nasdaq Capital Market, a director may not vote in respect of any contract or arrangement in which he or she is interested but may be counted in the quorum at the meeting. However, even if a director discloses his interest and is therefore permitted to vote, he must still comply with his duty to act bona fide in the best interest of our company.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Articles of Association provide that upon the requisition of shareholders representing not less than two-thirds of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our Amended and Restated Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under our Amended and Restated Articles of Association, our shareholders generally do not have the right to remove directors. A director will be removed from office automatically if, among other things, he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director (4) resigns his office by notice to us or (5) has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the directors resolve that his/her office be vacated.

Transactions with Interested Shareholders

The Delaware General Corporation Law provides that; unless the corporation has specifically elected not to be governed by this statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that this person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

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Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors it may be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands and our Amended and Restated Articles of Association, our company may be dissolved, liquidated or wound up by a Special Resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Also, except with respect to share capital (as described above), alterations to our Amended and Restated Articles of Association may only be made by Special Resolution.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under Cayman Islands law, our Amended and Restated Articles of Association generally may only be amended by Special Resolution.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Incentive Securities Pool

We have established a pool for shares and share options for our officers, directors, employees and consultants. This pool initially contained shares and options to purchase 1,168,000 of our ordinary shares, equal to 10% of the number of ordinary shares outstanding at the conclusion of our initial public offering. Subject to approval by the Compensation Committee of our Board of Directors, we may grant options in any percentage determined for a particular grant. Any options granted will vest at a rate of 20% per year for five years and have a per share exercise price equal to the fair market value of one of our ordinary shares on the date of grant.

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LEGAL MATTERS

Campbells LLP, Grand Cayman, Cayman Islands, and Kaufman & Canoles, P.C., Richmond, Virginia, will pass upon the validity of the securities offered in this offering. The address of Campbells LLP is Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands. The address of Kaufman & Canoles, P.C. is Two James Center, 14th Floor, 1021 E. Cary St., Richmond, VA 23219.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended September 30, 2023 have been audited by YCM CPA Inc., an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Ordinary shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant. Nor was any such person connected with the Registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

•	Our Annual Report on Form 20-F for the year ended September 30, 2023, filed on January 29, 2024; and

•	Our Current Reports on Form 6-K furnished on February 5, 2024, April 26, 2024, August 1, 2024, August 9, 2024, August 27, 2024, September 24, 2024 and October 23, 2024;

•	The description of our ordinary shares contained in our registration statement on Form 8-A filed on February 12, 2018 and as it may be further amended from time to time; and

all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

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We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Farmmi, Inc.

Fl 1, Building No. 1, 888 Tianning Street, Liandu District

Lishui, Zhejiang Province

People’s Republic of China 323000

+86-0578-82612876 — telephone

Attn: Investor Relations

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WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits that are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation System (28 Liberty St. New York, NY 10005) as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or under the securities laws of the State of New York.

We have been advised by Zhejiang Zhengbiao Law Firm, our PRC counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Zhejiang Zhengbiao Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Our Cayman Islands counsel has informed us that uncertainty with regard to Cayman Islands law exists as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. There is no treaty between the U.S. and the Cayman Islands which provides for any enforceability. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands. Additionally, some causes of action available under the U.S. federal securities laws may not be available or enforceable in Cayman Islands courts if they are contrary to public policy in the Cayman Islands.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Farmmi, Inc.

PROSPECTUS

Up to 12,874,377 Ordinary Shares

, 2024

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under the Amended and Restated Memorandum and Articles of Association of the Registrant, the Registrant may indemnify and hold harmless its directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal investigative and administrative proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

A list of exhibits filed with this registration statement on Form F-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 10. Undertakings

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement or Amendment thereto on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lishui, Zhejiang Province, the PRC on October 29, 2024.

FARMMI, INC.

By:	/s/ Yefang Zhang
Name:	Yefang Zhang
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Zhimin Lu
Name:	Zhimin Lu
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yefang Zhang and Zhimin Lu, and each of them, her or his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement or Amendment thereto on Form F-3.

SIGNATURE	TITLE	DATE

/s/ Yefang Zhang	Chief Executive Officer and Chairwoman of Board of Directors	October 29, 2024
Yefang Zhang	(Principal Executive Officer)

/s/ Zhimin Lu	Chief Financial Officer	October 29, 2024
Zhimin Lu	(Principal Accounting and Financial Officer)

/s/ Shangzhi Zhang	Authorized Representative in the United States	October 29, 2024
Shangzhi Zhang

/s/ Zhengyu Wang	Director	October 29, 2024
Zhengyu Wang

/s/ Qinyi Fu	Director	October 29, 2024
Qinyi Fu

/s/ Hongdao Qian	Director	October 29, 2024
Hongdao Qian

/s/ Hui Ruan	Director	October 29, 2024
Hui Ruan

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1

Third Amended and Restated Memorandum and Articles of Association of Farmmi, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 20-F, filed with the U.S. Securities and Exchange Commission on January 29, 2024)

4.1	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Report on Form 6-K filed with the SEC on August 27, 2024)
5.1+	Opinion of Campbells LLP
5.2+	Opinion of Zhejiang Zhengbiao Law Firm
10.1

Securities Purchase Agreement dated August 22, 2024 by and between the Company and the Investors (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K filed with the SEC on August 27, 2024)

10.2

Form of Registration Rights Agreement dated August 22, 2024 by and between the Company and the Investors (incorporated by reference to Exhibit 10.2 to the Report on Form 6-K filed with the SEC on August 27, 2024)

10.3	Placement Agent Agreement dated August 22, 2024 between the Company and Maxim Group LLC (incorporated by reference to Exhibit 10.3 to the Report on Form 6-K filed with the SEC on August 27, 2024)
23.1+	Consent of YCM CPA Inc.
23.2+	Consent of Campbells LLP (contained in Exhibit 5.1)
23.3+	Consent of Zhejiang Zhengbiao Law Firm (contained in Exhibit 5.2)
24.1+	Power of Attorney (contained on signature page)
107+	Filing Fees Table

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.

+	Filed herewith.

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